Exhibit C4

Exhibit c4

Project Piston

DISCUSSION MATERIALS FOR THE SPECIAL COMMITTEE

AUGUST 15, 2016 | PRELIMINARY DRAFT – SUBJECT TO REVIEW – CONFIDENTIAL

Table of Contents

Page

1. Executive Summary 3

2. Preliminary Financial Analyses 11

3. Selected Public Market Observations 21

4. Appendix 26 Cost of Capital Considerations 27 Selected Companies—Operating Statistics 33 Company Financial Performance Observations 37 Implied Premiums Paid Observations 40 Illustrative Preliminary Financial Analyses (EBITDA) 43

5. Disclaimer 56

CONFIDENTIAL—PRELIMINARY DRAFT—SUBJECT TO FURTHER REVIEW 2

Page

1. Executive Summary 3

2. Preliminary Financial Analyses 11

3. Selected Public Market Observations 21

4. Appendix 26

5. Disclaimer 56

Recent Piston Stock Price Performance

Piston’s stock price has risen since late June 2016, when discussions with IEP paused shortly following public announcement of IEP’s revised $8.00 per share proposal (the “Revised IEP Proposal”).

Stock price is up from $8.16 as of market close on June 17, 2016 (the last trading day prior to public announcement of the Revised IEP Proposal) to $8.81 per share as of market close on August 12, 2016. Over that same period, over 85% of Piston’s trading volume has occurred above $8.25 per share, with close to 50% above $8.75 per share and close to 20% above $9.00 per share.

VWAP since June 29, 2016 (when discussions with IEP paused) is $8.81 per share.

Recent Stock Price and Volume Information

Share Price Volume Stock Price VWAP Since 6/29/2016 Volume (in millions) $10.00 1.000

0.900 $9.50 0.800

VWAP Since 6/29/2016 0.700 $9.00 $8.81 0.600

$8.50 0.500

0.400 $8.00 0.300

0.200 $7.50 0.100

$7.00 0.000 5/2/2016 5/9/2016 5/16/2016 5/23/2016 5/30/2016 6/6/2016 6/13/2016 6/20/2016 6/27/2016 7/4/2016 7/11/2016 7/18/2016 7/25/2016 8/1/2016 8/8/2016

Source: Capital IQ.

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Recent Market Developments

- The below schedule highlights recent changes in selected market multiples of other industry participants. The schedule shows both updated market multiples (based on pricing and analyst consensus estimates for each of the selected companies based on information available as of August 12, 2016 market close) and corresponding June 13, 2016 information included in the June 14, 2016 preliminary Special Committee discussion materials.

(dollars in millions, except per share values)

	June 13, 2016 Adjusted Enterprise Value[1] to Adjusted EBITDAP			August 12, 2016 Adjusted Enterprise Value[1] to Adjusted EBITDAP			Change Adjusted Enterprise Value[1] to Adjusted EBITDAP		
Selected Company	**LTM**	**CY 2016E[2]**	**CY 2017E[2]**	**LTM**	**CY 2016E[2]**	**CY 2017E[2]**	**LTM**	**CY 2016E[2]**	**CY 2017E[2]**
Powertrain									
BorgWarner Inc.	6.6x	6.3x	5.9x	6.4x	6.3x	6.0x	-0.2x	0.0x	0.1x
Carraro SpA	7.8x	*NA*	*NA*	6.0x	*NA*	*NA*	-1.7x	*NA*	*NA*
Cummins Inc.	6.9x	7.9x	8.1x	7.9x	8.7x	8.9x	1.0x	0.8x	0.8x
Dana Incorporated	5.3x	4.7x	4.4x	5.8x	5.0x	4.8x	0.5x	0.3x	0.4x
DENSO Corporation	4.8x	4.7x	4.4x	4.7x	4.9x	4.7x	-0.1x	0.2x	0.3x
ElringKlinger AG	7.6x	6.8x	6.0x	7.3x	7.0x	6.2x	-0.3x	0.2x	0.2x
Linamar Corp.	5.0x	4.7x	4.3x	5.0x	4.7x	4.5x	0.0x	0.0x	0.2x
Metaldyne Performance Group Inc.	5.6x	5.4x	5.1x	5.8x	5.5x	5.3x	0.2x	0.1x	0.2x
Modine Manufacturing Company	5.4x	5.2x	4.6x	5.6x	5.3x	4.7x	0.2x	0.1x	0.1x
Schaeffler AG	6.2x	5.9x	5.6x	6.1x	6.0x	5.7x	-0.1x	0.1x	0.1x
Low	4.8x	4.7x	4.3x	4.7x	4.7x	4.5x	-0.1x	0.0x	0.2x
High	7.8x	7.9x	8.1x	7.9x	8.7x	8.9x	0.1x	0.8x	0.8x
Median	5.9x	5.4x	5.1x	5.9x	5.5x	5.3x	0.0x	0.1x	0.2x
Mean	6.1x	5.7x	5.4x	6.1x	5.9x	5.7x	-0.1x	0.2x	0.3x
Motorparts									
Dorman Products, Inc.	10.5x	9.9x	9.2x	11.9x	11.3x	10.6x	1.4x	1.4x	1.4x
Genuine Parts Company	12.0x	11.2x	10.7x	12.9x	12.0x	11.3x	0.9x	0.8x	0.6x
Motorcar Parts of America, Inc.	16.0x	6.4x	5.6x	12.0x	7.9x	6.4x	-4.0x	1.5x	0.8x
Standard Motor Products Inc.	8.4x	7.8x	7.0x	9.2x	8.7x	8.5x	0.8x	0.9x	1.5x
Low	8.4x	6.4x	5.6x	9.2x	7.9x	6.4x	0.8x	1.5x	0.8x
High	16.0x	11.2x	10.7x	12.9x	12.0x	11.3x	-3.1x	0.8x	0.6x
Median	11.2x	8.8x	8.1x	11.9x	10.0x	9.5x	0.7x	1.2x	1.4x
Mean	11.7x	8.8x	8.1x	11.5x	10.0x	9.2x	-0.3x	1.2x	1.1x

Note: No company used for comparative purposes is identical to Powertrain, Motorparts or the Company.
1. Adjusted Enterprise Value equals equity market value + minority interest + debt outstanding + preferred stock – cash and cash equivalents + tax-effected underfunded pension and post-employment liabilities.
2. Multiples based on forward-looking financial information for DENSO Corporation, Motorcar Parts of America, Inc. and Modine Manufacturing Company have been calendarized to the Company's fiscal year-end of December 31. All other companies shown have December 31 fiscal year-ends.
Adjusted EBITDAP refers to Earnings Before Interest, Taxes, Depreciation, Amortization and Pension (and OPEB) Expense, adjusted for certain non-recurring items.
CY refers to Calendar Year.
E refers to Estimated.
LTM refers to the most recently completed 12-month period for which financial information has been made public.
NA refers to Not Available.
Source: Bloomberg, Capital IQ, public filings.

- There have been no identified announced transactions with publicly disclosed financial metrics since those referenced in the June 14, 2016 preliminary Special Committee discussion materials.

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Company Financial Update: Powertrain Operating Performance

Recent Performance vs. Budget

(dollars in millions)	Revenue Actual	Revenue Budget	Revenue Variance	Revenue Var (%)	EBITDA Actual	EBITDA Budget	EBITDA Variance	EBITDA Var (%)
1Q 2016	1,128	1,157	(29)	(2.5%)	119.1	118.6	0.5	0.4%
2Q 2016	1,172	1,201	(29)	(2.4%)	134.8	134.0	0.8	0.6%
April 2016	396	400	(4)	(1.0%)	46.3	43.9	2.4	5.5%
May 2016	381	395	(14)	(3.5%)	44.2	42.4	1.8	4.2%
June 2016	396	406	(10)	(2.5%)	44.3	47.7	(3.4)	(7.1%)
July 2016	323	353	(30)	(8.5%)	27.5	31.5	(4.0)	(12.7%)
2016 YTD	2,623	2,711	(88)	(3.2%)	281.4	284.1	(2.7)	(1.0%)

Recent Quarterly Performance



(dollars in millions)
$150
$125
$100
$75
$50
$25
$0
12%
10%
8%
6%
4%
2%
0%
10.2%
10.1%
9.5%
8.8%
9.7%
9.8%
9.0%
9.9%
10.6%
11.5%
$116
$117
$104
$91
$103
$102
$80
$91
$104
$115
$9
$14
$17
$14
$16
$20
Q1 2014
Q2 2014
Q3 2014
Q4 2014
Q1 2015
Q2 2015
Q3 2015
Q4 2015
Q1 2016
Q2 2016
Base EBITDA
EBITDA from TRW
Total EBITDA Margin

Selected Highlights from Piston 2Q 2016 Earnings Release and Call Transcript

- "We continue to enjoy healthy market conditions for passenger cars, SUVs and pickup trucks here in North America, in Europe, as well as in China and India."
- "Unfortunately…revenue continues to be negatively impacted by declines in heavy-duty and industrial segments and the economic conditions in Brazil…The sale of heavy-duty trucks in the U.S. is down year-over-year by around 8.4%, but production of heavy-duty trucks is down by 12.3%, which means …heavy inventory reduction at the OEMs."
- "Despite challenging mix with less heavy-duty and industrial business, I'm very pleased to report that Powertrain improved its second quarter EBITDA by $20 million over the same time last year, recording $135 million EBITDA, or 11.5% of sales, compared to $115 million, or 9.9% of sales in quarter 2 2015… Overall, in all product lines, we see solid improvements in manufacturing performance."
- "…the picture wouldn't be complete without mentioning that our EBITDA was also positively impacted by $3 million of currency gains, and that we see currently, year-over-year benefits from the lower cost of raw materials like aluminum, platinum, copper and nickel. …we, as a company, benefit especially from lower costs for indirect materials. Unfortunately, in the last few weeks, some of these material prices have started to creep up again."
- "In summary, while I'm pleased with the trends in our operational performance, growing the top line remains the single biggest challenge we have."

Note: EBITDA figures referenced above do not align with EBITDA used for purposes of financial analyses that follow due to differences in treatment of EBITDA attributable to minority interests, as well as certain pension expenses.
Source: Company management.

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Company Financial Update: Motorparts Operating Performance

Recent Performance vs. Budget

(dollars in millions)	Net Sales Actual	Net Sales Budget	Net Sales Variance	Net Sales Var (%)	EBITDA Actual	EBITDA Budget	EBITDA Variance	EBITDA Var (%)
1Q 2016	823	797	26	0.0)	73.7	61.1	12.6	20.6%
2Q 2016	808	845	(37)	(4.4%)	61.8	68.6	(6.8)	(9.9%)
April 2016	273	281	(8)	(2.8%)	24.4	22.8	1.6	7.0%
May 2016	259	275	(16)	(5.8%)	20.6	22.6	(2.0)	(8.8%)
June 2016	276	289	(13)	(4.5%)	16.8	23.2	(6.4)	(27.6%)
July 2016	247	270	(23)	(8.5%)	19.0	22.0	(3.0)	(13.6%)
2016 YTD	1,878	1,912	(34)	(1.8%)	154.5	151.7	2.8	1.8%

Recent Quarterly Performance



(dollars in millions)
$100
$80
$60
$40
$20
$0
9%
8%
7%
6%
5%
4%
3%
2%
1%
0%
6.9%
8.0%
5.6%
3.4%
4.0%
7.8%
7.1%
7.4%
8.9%
7.6%
$50
$63
$48
$28
$31
$68
$58
$59
$74
$62
Q1 2014
Q2 2014
Q3 2014
Q4 2014
Q1 2015
Q2 2015
Q3 2015
Q4 2015
Q1 2016
Q2 2016
EBITDA
EBITDA Margin

Selected Highlights from Piston 2Q 2016 Earnings Release and Call Transcript

- "Revenue in the second quarter was ...6% lower than Q2 2015."
- "North American aftermarket sales decreased by 10% in the quarter, at constant exchange, representing most of the year-over-year decline. The second quarter of 2015 experienced unusually high sales volume as a result of supply chain issues that impacted the first quarter [of] 2015, leading to a challenging comparison."
- "At the same time, the U.S. and Canada aftermarket environment was relatively soft in this year's second quarter, and we have experienced some lost business...given the soft market, there will be some revenue headwinds that will continue throughout the year in the U.S. and Canada."
- "In general, the Western Europe aftermarket environment remains relatively stagnant and increasingly competitive, in part because of channel consolidation...improved OE results in [EMEA] were [a] partial offset to the aftermarket decline."
- "While relatively small, Asia Pacific remains our primary growth market...[but] will require continued investment and results may be volatile from quarter-to-quarter."
- "Our objective is to build the best aftermarket distribution network of any supplier in North America... Currently, our North American services levels are strong, but our supply chain has not yet been optimized from a service or cost standpoint. This is a process that will carry into 2017."
- "Sales in the second quarter of 2016 were somewhat disappointing but our operational performance was solid. In addition, we continue to make progress on our strategic initiatives."

Note: EBITDA figures referenced above do not align with EBITDA used for purposes of financial analyses that follow due to differences in treatment of EBITDA attributable to minority interests, as well as certain pension expenses.

Source: Company management.

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Company Financial Update: Balance Sheet & Non-Operating Items

- Balance sheet financials have been updated through June 30, 2016 as compared to the March 31, 2016 financials referenced in the June 14, 2016 preliminary Special Committee discussion materials.
- The schedule below highlights corresponding updates in non-operating metrics (assets, liabilities, etc.) derived from the balance sheet to bridge from enterprise value from operations to per share equity value. For example, net debt declined by $62 million due to cash flows generated in 2Q 2016.

Illustrative Bridge to Per Share Equity Value[1]

(dollars in millions)	March 31, 2016	June 30, 2016
Cash and Cash Equivalents Attributable to the Company	$234	$273
Value of NOLs and Tax Credits	$79	$79
Other Non-Operating Assets[2]	$47	$53
Debt Attributable to the Company	$3,119	$3,096
Underfunded Pension (and OPEB) Liability[3]	$935 – $1,052	$921 – $1,036
Other Non-Operating Liabilities[4]	$17	$18
Shares Outstanding	169.0	169.0

- Company management has advised us that its consultants are considering changes to certain assumptions related to the Company's calculation of pension obligations based on evolving practices observed in the marketplace. These changes include lowering interest rates given the current lower interest rate environment. We understand from Company management that the contemplated changes, if adopted, could result in an increase in the reported pension-related liabilities.
  - Current estimates of underfunded pension liabilities do not take such changes into account given that potential changes and related financial implications remain under review at this time, per Company management.

1. Refer to pages 11 and 12 for additional detail on line items shown in the "Illustrative Bridge to Per Share Equity Value" chart.
2. Includes the book value of investments in non-consolidated affiliates accounted for using the cost method, as well as the estimated value of certain non-core real estate assets held or available for sale, net of associated sales costs, environmental liabilities and asset retirement obligations.
3. Represents the Company's reported underfunded pension (and OPEB) liabilities, net of an assumed 10% - 20% offset related to tax.
4. Includes net environmental liabilities, as well as net asset retirement obligations.
Source: Piston management and public filings.

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Preliminary Financial Analyses Summary (Pension-Adjusted)

- Changes to the June 14, 2016 preliminary Special Committee discussion materials include, among other things: (i) minor changes in Piston's LTM financials, (ii) net debt reduction of approximately $62 million based on Piston's latest available financials, (iii) 0.5x increase in selected multiples applied to Motorparts in the preliminary selected companies analysis and (iv) 25 bps increase in selected discount rate range in the not pension-adjusted DCF (informational). Refer to pages 18 and 19 for additional details on selected changes to the preliminary financial analyses.



Implied Equity Value Per Share
$15.00
$13.00
$11.00
$9.00
$7.00
$5.00
$3.00
$11.10
$6.09
$11.30
$6.17
$13.07
$7.26
$12.27
$6.13
Piston Closing Stock Price Per Share on 8/12/2016: $8.81
Revised IEP Proposal: $8.00
Piston Unaffected Closing Stock Price Per Share on 2/26/2016: $4.98
Selected Companies Analysis (Sum-of-the-Parts)
Powertrain
5.50x - 6.50x
LTM ended 6/30/2016
Adjusted EBITDAP
Motorparts
8.50x - 9.50x
LTM ended 6/30/2016
Adjusted EBITDAP
Selected Companies Analysis (Sum-of-the-Parts)
Powertrain
5.25x - 6.25x
CY 2016E
Adjusted EBITDAP
Motorparts
8.50x - 9.50x
CY 2016E
Adjusted EBITDAP
Selected Companies Analysis (Sum-of-the-Parts)
Powertrain
4.75x - 5.75x
CY 2017E
Adjusted EBITDAP
Motorparts
7.50x - 8.50x
CY 2017E
Adjusted EBITDAP
Discounted Cash Flow Analysis (Consolidated)
Perpetuity Growth Rate Range:
1.75% - 2.25%
Discount Rate Range:
9.75% - 10.75%

Note: No particular weight was attributed to any analysis. Based on 169,040,651 outstanding basic shares and no dilutive shares as of August 12, 2016, per Piston public filings and Company management. The Company has stock appreciation rights outstanding that trigger a payment obligation in the event value exceeds ~$19 / share, per Company management.
Adjusted EBITDAP refers to Earnings Before Interest, Taxes, Depreciation, Amortization and Pension (and OPEB) Expense, adjusted for certain non-recurring items.
CY refers to Calendar Year.
LTM refers to Latest 12 Months.
Source: Piston financial projections prepared by Piston management.

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Page

1. Executive Summary 3

2. Preliminary Financial Analyses 11

3. Selected Public Market Observations 21

4. Appendix 26

5. Disclaimer 56

Preliminary Financial Analyses Summary (Pension-Adjusted)

(shares outstanding and dollars in millions, except per share values)

	Selected Companies Analysis			Selected Companies Analysis			Selected Companies Analysis			Discounted Cash Flow Analysis		
	LTM ended 6/30/2016 Adjusted EBITDAP			CY 2016E Adjusted EBITDAP			CY 2017E Adjusted EBITDAP			Pension-Adjusted Perpetuity Growth		
Powertrain												
Corresponding Powertrain Base Amount	$478			$494			$560			Perpetuity		
Selected Multiple Range	5.50 x	--	6.50 x	5.25 x	--	6.25 x	4.75x	--	5.75x	Growth Rate Range:		
Implied Powertrain Enterprise Value from Operations Reference Range	$2,630	--	$3,108	$2,596	--	$3,091	$2,659	--	$3,219	1.75%	--	2.25%
Motorparts										Discount Rate Range:		
Corresponding Motorparts Base Amount	$252			$258			$308			9.75%	--	10.75%
Selected Multiple Range	8.50 x	--	9.50 x	8.50 x	--	9.50 x	7.50 x	--	8.50 x			
Implied Motorparts Enterprise Value from Operations Reference Range	$2,144	--	$2,397	$2,192	--	$2,450	$2,313	--	$2,621			
Consolidated Enterprise Value from Operations Range												
Corresponding Base Amount	$731			$752			$869					
Implied Consolidated Multiple Range	6.5 x	--	7.5 x	6.4 x	--	7.4 x	5.7 x	--	6.7 x			
Consolidated Enterprise Value from Operations Reference Range[1]	$4,775	--	$5,505	$4,788	--	$5,540	$4,971	--	$5,840	$4,860	--	$5,782
Add: Cash and Cash Equivalents Attributable to the Company[2]	$273	--	$273	$273	--	$273	$273	--	$273	$273	--	$273
Add: Investments in Non-consolidated Affiliates (Cost Method)[3]	$8	--	$8	$8	--	$8	$8	--	$8	$8	--	$8
Add: Real Estate Assets Held for Sale[4]	$45	--	$45	$45	--	$45	$45	--	$45	$45	--	$45
Add: Value of NOLs and Tax Credits[5]	$79	--	$79	$79	--	$79	$79	--	$79	$0	--	$0
Implied Total Enterprise Value Reference Range	$5,180	--	$5,911	$5,193	--	$5,946	$5,377	--	$6,245	$5,186	--	$6,109
Less: Debt Attributable to the Company[6]	$3,096	--	$3,096	$3,096	--	$3,096	$3,096	--	$3,096	$3,096	--	$3,096
Less: Adjusted Underfunded Pension (and OPEB) Liability as of 6/30/2016[7]	$1,036	--	$921	$1,036	--	$921	$1,036	--	$921	$1,036	--	$921
Less: Net Environmental Liabilities[8]	$13	--	$13	$13	--	$13	$13	--	$13	$13	--	$13
Less: Net Asset Retirement Obligations[9]	$5	--	$5	$5	--	$5	$5	--	$5	$5	--	$5
Implied Total Equity Value Reference Range	$1,030	--	$1,876	$1,043	--	$1,911	$1,227	--	$2,210	$1,036	--	$2,074
Shares Outstanding[10]	169.0	--	169.0	169.0	--	169.0	169.0	--	169.0	169.0	--	169.0
Implied Per Share Equity Value Reference Range	$6.09	--	$11.10	$6.17	--	$11.30	$7.26	--	$13.07	$6.13	--	$12.27

Source: Piston financial projections prepared by Piston management. *Refer to next page for additional notes.*

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Preliminary Financial Analyses Summary (Pension-Adjusted)

(cont.) – Footnotes

1. Represents sum of implied enterprise value from operations reference ranges for Powertrain and Motorparts.
2. Reflects the Company's cash balance of $290 million (including $95 million of offshore cash subject to repatriation tax as of December 31, 2015), net of $17 million of pro rata cash attributable to non-controlling interests as of June 30, 2016, per Company management. Assumes no cash from non-consolidated JVs attributable to the Company, per Company management.
3. Represents book value of investments in non-consolidated affiliates accounted for using cost method as of December 31, 2015 (no information available as of June 30, 2016), for which earnings are not captured in the Company's adjusted EBITDA (given insufficient available information), per Company management. Does not include book value of investments in non-consolidated affiliates accounted for using equity method of approximately $258 million (as of June 30, 2016), for which earnings are captured in the Company's adjusted EBITDA, per Company management.
4. Represents estimated value of non-core real estate assets held or available for sale, net of associated sales costs, environmental liabilities and asset retirement obligations, per the Company's real estate brokers and Company management.
5. Based on $79 million of $1,059 million of asset value of Company NOLs and tax credits not offset by valuation allowance as of June 30, 2016, per Company management. NOLs and tax credits are incorporated in discounted cash flow analysis through assumed 20.0% tax rate, per Company management. The Company also has a Tax Allocation Agreement ("TAA") with American Entertainment Properties Corp. ("AEP") pursuant to which the Company has contractual rights to 20% of economics of savings generated by AEPs NOL usage. However, per Company management, no NOLs have been used by AEP since inception of the TAA in July 2013 and Company management is unaware of AEP plans to utilize NOLs going forward.
6. Reflects total debt outstanding of $3,109 million, net of $13 million of debt attributable to non-controlling interests as of June 30, 2016, per Company management. Assumes no debt from non-consolidated JVs attributable to the Company, per Company management.
7. Range reflects discount of 10% to 20% relative to the Company's underfunded pension and post-retirement liabilities of $1,151 million as of June 30, 2016 based on, among other considerations, the following factors, per Company management: (i) approximately 90% of the Company's obligations reside in the U.S. and Germany, (ii) the Company is not a taxpayer in the U.S. and is not projected to generate income in the U.S. and (iii) the Company pays corporate taxes in Germany based on a corporate rate of 30%.
8. Reflects estimated cost of remediating hazardous substances at third-party sites pursuant to certain national, state and provincial environmental laws and is based on accruals per the Company's Form 10-Q as of June 30, 2016 and Company management; does not include $44 million of "reasonably possible" exposure based on ongoing assessments, per Company management; figure net of environmental liabilities associated with real estate assets held for sale.
9. Reflects estimated remediation costs associated with removing hazardous building materials from the Company's facilities, per Company management; figure net of asset retirement obligations associated with real estate assets held for sale.
10. Based on 169,040,651 outstanding basic shares and no dilutive shares as of August 12, 2016, per Piston public filings and Company management. The Company has stock appreciation rights outstanding that trigger a payment obligation in the event value exceeds ~$19 / share, per Company management.

Adjusted EBITDAP refers to Earnings Before Interest, Taxes, Depreciation, Amortization and Pension (and OPEB) Expense, adjusted for certain non-recurring items.
E refers to Estimated.
CY refers to Calendar Year.
LTM refers to Latest 12 Months.
Source: Piston financial projections prepared by Piston management.

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Selected Consolidated Historical and Projected Financial Data

(dollars in millions) Historical Projected Fiscal Year Ended December 31, LTM Ended LTM Ended Fiscal Year Ending December 31, 2013—2015 2015—2020 2013 2014 2015 3/31/2016 6/30/2016 2016E 2017E 2018E 2019E 2020E CAGR CAGR

Total Revenue¹ $6,786 $7,317 $7,419 $7,481 $7,443 $7,502 $7,914 $8,297 $8,593 $8,973 4.6% 3.9%

Growth % 5.3% 7.8% 1.4% -—- 1.1% 5.5% 4.8% 3.6% 4.4%

Less: Cost of Goods Sold 5,766 6,260 6,345 6,370 6,318 6,316 6,596 6,866 7,131 7,434 Gross Profit $1,020 $1,057 $1,074 $1,111 $1,125 $1,186 $1,318 $1,431 $1,462 $1,539

Margin% 15.0% 14.4% 14.5% 14.9% 15.1% 15.8% 16.7% 17.2% 17.0% 17.2%

Less: Selling, General and Administrative Expenses2,3 719 776 794 789 804 827 866 886 901 913 Less: Restructuring Expense 21 86 89 92 70 35 36 15 18 25 Less: Other Operating Expense² 58 204 190 186 187 67 65 72 73 72 Add: Depreciation & Amortization Expense³ 296 334 341 345 355 373 384 404 426 425 Add: Earnings in Non-consolidated JVs Attributable to Piston 34 48 56 58 61 57 60 67 68 70 Less: EBITDA in Consolidated JVs Attributable to Minority Interests NA 19 20 20 20 23 26 29 32 34 Add: Adjustments 38 248 232 231 209 20 29 7 7 10

Adjusted EBITDA $590 $602 $610 $658 $669 $684 $798 $907 $940 $1,000 1.7% 10.4%

Growth % 22.5% 2.2% 1.2% -—- 12.2% 16.6% 13.8% 3.6% 6.5% Margin% 8.7% 8.2% 8.2% 8.8% 9.0% 9.1% 10.1% 10.9% 10.9% 11.1%

Add: Pension (and OPEB) Expense 55 52 62 61 62 68 71 71 65 61

Adjusted EBITDAP $645 $654 $672 $719 $731 $752 $869 $978 $1,005 $1,061 2.1% 9.6%

Growth % — 1.5% 2.6% -—- 12.0% 15.5% 12.6% 2.7% 5.6% Margin % 9.5% 8.9% 9.1% 9.6% 9.8% 10.0% 11.0% 11.8% 11.7% 11.8%

Less: Depreciation & Amortization Expense³ 294 334 341 345 355 373 384 404 426 425

Adjusted EBITP³ $351 $320 $331 $374 $376 $379 $485 $574 $579 $636 -2.9% 14.0%

Less: Pension (and OPEB) Expense 55 52 62 61 62 68 71 71 65 61

Adjusted EBIT³ $296 $268 $269 $313 $314 $311 $414 $503 $514 $575 -4.7% 16.5%

Adjusted EBITDAP—CapEx $265 $235 $232 $293 $312 $318 $450 $569 $575 $631 Adjusted EBITDA—CapEx $210 $183 $170 $232 $250 $250 $379 $498 $510 $570

Note: Historical financials show n above do not reflect pro forma adjustments for Affinia and Honeyw ell acquisitions completed in May 2014 and July 2014, respectively, or for tw o-stage TRW-Valvetrain acquisition completed in February 2015 and July 2015. Refer to subsequent pages for additional details.

1. Total revenue eliminates intercompany sales from Pow ertrain to Motorparts.

2. Other Operating Expense includes amortization expense over projected period and amortization, impairment and other non-cash expenses on a historical basis. Certain historical “other operating expenses” and SG&A expenses may have been reclassified for purposes of financial projections, per Company management.

3. Approximately $15 million to $25 million of D&A expense incurred at corporate level annually. Accordingly, consolidated SG&A expense, D&A expense, EBITP and EBIT figures w ill not tie to sum of corresponding figures for each of Motorparts and Pow ertrain.

4. FY 2013 and FY 2014 contain $3 million and $1 million of corporate restructuring expense, respectively.

5. The Company has minority investments in 16 joint ventures and other affiliates primarily aimed at developing a presence in emerging markets. The above reflects the aggregate of the Company’s pro rata share of earnings in such affiliates accounted for under the equity method (historical information is based on net earnings—no information is available on EBITDA).

6. The Company has 50% or greater ow nership interests in 21 joint ventures and other affiliates primarily aimed at developing a presence in emerging markets. The above reflects aggregate of pro rata allocation of EBITDA in each such entity attributable to minority interests.

7. Total Adjustments

Extraordinary Restructuring Expenses $13 $71 $74 $77 $55 $20 $29 $7 $7 $10 Asset Impairments 8 24 32 34 32 0 0 0 0 0 Goodw ill & Intangible Impairment Expense 0 120 94 100 106 0 0 0 0 0 Loss on Sale of Equity Method Investment 0 0 11 0 0 0 0 0 0 0 Financing Charges 7 6 9 10 12 0 0 0 0 0 Transaction Related Costs 5 16 6 2 2 0 0 0 0 0 Segmentation Costs 0 10 4 3 2 0 0 0 0 0 Other Non-Recurring Expenses 5 1 2 5 0 0 0 0 0 0

Total Adjustments $38 $248 $232 $231 $209 $20 $29 $7 $7 $10

8. Per Company management, each of Motorparts and Pow ertrain incurs approximately $5 million to $10 milllion of annual restructuring expenses in the ordinary course to preserve top-line and margin performance. Accordingly, adjustments for restructuring expense reflect levels above $7.5 million run-rate for each of Motorparts and Pow ertrain.

Historical adjustments other than restructuring and asset impairment charges not available on segmented basis. Adjusted EBIT refers to Earnings Before Interest and Taxes, adjusted for certain non-recurring items.

Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization, adjusted for certain non-recurring items.

Adjusted EBITDAP refers to Earnings Before Interest, Taxes, Depreciation, Amortization and Pension (and OPEB) Expense, adjusted for certain non-recurring items. CAGR refers to Compound Annual Grow th Rate.

CapEx refers to Capital Expenditures. NA refers to Not Available.

Source: Piston management, including projections prepared by Piston management, Company Form 10-K filed on February 29, 2016, Company Form 10-Q filed on April 27, 2016, Company Form 10-Q filed on July 27, 2016.

CONFIDENTIAL—PRELIMINARY DRAFT—SUBJECT TO FURTHER REVIEW 13

Selected Powertrain Historical and Projected Financial Data

(dollars in millions)	Fiscal Year Ended December 31,			LTM Ended	LTM Ended	Fiscal Year Ending December 31,					Historical	Projected
	2013	2014	2015	3/31/2016	6/30/2016	2016E	2017E	2018E	2019E	2020E	2013 - 2015	2015 - 2020
Shipments	$4,173	$4,430	$4,450	$4,440	$4,445	$4,490	$4,906	$5,206	$5,478	$5,714	CAGR	CAGR
Growth %	--	*6.2%*	*0.5%*	--	--	*0.9%*	*9.3%*	*6.1%*	*5.2%*	*4.3%*		
Net Revenue[1]	$3,889	$4,163	$4,198	$4,201	$4,217	$4,253	$4,666	$4,966	$5,238	$5,474	3.9%	5.5%
Growth %	--	*7.0%*	*0.8%*	--	--	*1.3%*	*9.7%*	*6.4%*	*5.5%*	*4.5%*		
Less: Cost of Goods Sold	3,372	3,630	3,661	3,670	3,675	3,678	4,004	4,237	4,467	4,668		
Gross Profit	$517	$533	$537	$531	$542	$575	$662	$729	$771	$806		
Margin%	*13.3%*	*12.8%*	*12.8%*	*12.6%*	*12.9%*	*13.5%*	*14.2%*	*14.7%*	*14.7%*	*14.7%*		
Less: Selling, General and Administrative Expenses[2]	345	333	388	381	380	349	386	400	413	421		
Less: Restructuring Expense	17	59	33	39	39	21	0	0	3	15		
Less: Other Operating Expense[2]	0	0	0	0	0	27	22	29	29	29		
Add: Depreciation & Amortization Expense	178	196	208	212	219	217	219	236	261	264		
Add: Earnings in Non-consolidated JVs Attributable to Powertrain[3]	25	35	43	43	43	46	47	52	52	52		
Less: EBITDA in Consolidated JVs Attributable to Minority Interests[4]	NA	16	18	18	18	20	23	26	28	29		
Add: Adjustments[5]	15	59	55	61	59	14	0	0	0	8		
Adjusted EBITDA	$373	$414	$403	$408	$425	$434	$497	$562	$611	$636	4.0%	9.5%
Growth %	*22.5%*	*11.2%*	*-2.6%*	--	--	*7.7%*	*14.5%*	*13.1%*	*8.7%*	*4.0%*		
Margin%	*9.6%*	*9.9%*	*9.6%*	*9.7%*	*10.1%*	*10.2%*	*10.7%*	*11.3%*	*11.7%*	*11.6%*		
Add: Pension (and OPEB) Expense	49	44	53	52	53	60	62	62	57	53		
Adjusted EBITDAP	$421	$458	$456	$460	$478	$494	$560	$625	$668	$689	4.1%	8.6%
Growth %	--	*8.8%*	*-0.4%*	--	--	*8.4%*	*13.2%*	*11.6%*	*6.9%*	*3.1%*		
Margin %	*10.8%*	*11.0%*	*10.9%*	*10.9%*	*11.3%*	*11.6%*	*12.0%*	*12.6%*	*12.8%*	*12.6%*		
Less: Depreciation & Amortization Expense	178	196	208	212	219	217	219	236	261	264		
Adjusted EBITP	$243	$262	$248	$248	$259	$277	$341	$389	$407	$425	1.0%	11.3%
Less: Pension (and OPEB) Expense	49	44	53	52	53	60	62	62	57	53		
Adjusted EBIT	$195	$218	$195	$196	$206	$217	$278	$326	$350	$372	0.2%	13.7%
Margin %	*5.0%*	*5.2%*	*4.7%*	*4.7%*	*4.9%*	*5.1%*	*6.0%*	*6.6%*	*6.7%*	*6.8%*		
Adjusted EBITDAP - CapEx	$145	$190	$155	$161	$169	$196	$267	$336	$358	$369		
Adjusted EBITDA - CapEx	$97	$146	$102	$109	$116	$136	$204	$273	$301	$316		

Note: Historical financials shown above do not reflect pro forma adjustments for two-stage TRW-Valvetrain acquisition completed in February 2015 and July 2015. Per Company management, 2015 revenue and EBITDA would need to be adjusted by $107 million and $13 million, respectively, to reflect pro forma full-year impact of TRW-Valvetrain acquisition. Per Company management, full year 2015 revenue and EBITDA for TRW-Valvetrain of $524 million and $67 million, respectively, approximates 2013 and 2014 performance of the entity.

1. Net revenue adjusted for intercompany transactions.
2. "Other operating expenses" have been combined with SG&A expenses in historical periods given insufficient segment-level detail.
3. The Company has minority investments in 16 joint ventures and other affiliates primarily aimed at developing a presence in emerging markets. The above reflects the aggregate of Powertrain's pro rata share of earnings in such affiliates accounted for under the equity method (historical information is based on net earnings - no information is available on EBITDA).
4. The Company has 50% or greater ownership interests in 21 joint ventures and other affiliates primarily aimed at developing presence in emerging markets and 100% of EBITDA associated with such JVs associated with Powertrain is consolidated in above financials. The above reflects aggregate of Powertrain's pro rata allocation of EBITDA in each such entity attributable to minority interests.
5. Total Adjustments

	2013	2014	2015	3/31/2016	6/30/2016	2016E	2017E	2018E	2019E	2020E
Extraordinary Restructuring Expenses[6]	$10	$52	$26	$32	$32	$14	$0	$0	$0	$8
Asset Impairments	5	7	29	29	27	0	0	0	0	0
Total Adjustments	$15	$59	$55	$61	$59	$14	$0	$0	$0	$8

6. Per Company management, Powertrain incurs approximately $5 million to $10 million of annual restructuring expenses in the ordinary course to preserve top-line and margin performance. Accordingly, adjustments for restructuring expense reflect levels above $7.5 million run-rate for Powertrain.

Adjusted EBIT refers to Earnings Before Interest and Taxes, adjusted for certain non-recurring items.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization, adjusted for certain non-recurring items.
Adjusted EBITDAP refers to Earnings Before Interest, Taxes, Depreciation, Amortization and Pension (and OPEB) Expense, adjusted for certain non-recurring items.
CAGR refers to Compound Annual Growth Rate.
CapEx refers to Capital Expenditures.
NA refers to Not Available.
Source: Piston management, including projections prepared by Piston management, Company Form 10-K filed on February 29, 2016, Company Form 10-Q filed on April 27, 2016, Company Form 10-Q filed on July 27, 2016.

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW
HOULIHAN LOKEY | 14

Selected Motorparts Historical and Projected Financial Data

(dollars in millions)

	Fiscal Year Ended December 31,			LTM Ended	LTM Ended	Fiscal Year Ending December 31,					Historical	Projected
	2013	2014	2015	3/31/2016	6/30/2016	2016E	2017E	2018E	2019E	2020E	2013 - 2015 CAGR	2015 - 2020 CAGR
Shipments	$2,935	$3,192	$3,253	$3,311	$3,258	$3,283	$3,282	$3,365	$3,389	$3,533		
Growth %	--	*8.8%*	*1.9%*	--	--	*0.9%*	*0.0%*	*2.5%*	*0.7%*	*4.2%*		
Net Revenue[1]	$2,897	$3,154	$3,221	$3,280	$3,226	$3,249	$3,248	$3,331	$3,355	$3,499	5.4%	1.7%
Growth %	--	*8.9%*	*2.1%*	--	--	*0.9%*	*0.0%*	*2.6%*	*0.7%*	*4.3%*		
Less: Cost of Goods Sold	2,394	2,630	2,684	2,700	2,643	2,638	2,592	2,629	2,664	2,766		
Gross Profit	$503	$524	$537	$580	$583	$611	$656	$702	$691	$733		
Margin%	*17.4%*	*16.6%*	*16.7%*	*17.7%*	*18.1%*	*18.8%*	*20.2%*	*21.1%*	*20.6%*	*20.9%*		
Less: Selling, General and Administrative Expenses[2]	396	469	456	458	471	453	456	465	470	477		
Less: Restructuring Expense	1	26	56	53	31	14	36	15	15	10		
Less: Other Operating Expense[2]	0	0	0	0	0	39	43	43	43	43		
Add: Depreciation & Amortization Expense	100	114	119	119	123	130	140	146	146	146		
Add: Earnings in Non-consolidated JVs Attributable to Motorparts[3]	9	13	13	13	13	11	13	15	16	18		
Less: EBITDA in Consolidated JVs Attributable to Minority Interests[4]	NA	2	2	2	2	3	3	4	4	5		
Add: Adjustments[5]	2	36	52	51	29	6	29	7	7	2		
Adjusted EBITDA	$217	$189	$206	$249	$243	$250	$299	$344	$328	$365	-2.5%	12.1%
Growth %	*22.5%*	*-12.8%*	*9.1%*	--	--	*21.1%*	*19.8%*	*14.9%*	*-4.5%*	*11.1%*		
Margin%	*7.5%*	*6.0%*	*6.4%*	*7.6%*	*7.5%*	*7.7%*	*9.2%*	*10.3%*	*9.8%*	*10.4%*		
Add: Pension (and OPEB) Expense	6	8	9	9	9	8	9	9	8	8		
Adjusted EBITDAP	$223	$197	$215	$258	$252	$258	$308	$353	$337	$373	-1.8%	11.6%
Growth %	--	*-11.7%*	*9.2%*	--	--	*19.8%*	*19.6%*	*14.4%*	*-4.6%*	*10.8%*		
Margin %	*7.7%*	*6.3%*	*6.7%*	*7.9%*	*7.8%*	*7.9%*	*9.5%*	*10.6%*	*10.0%*	*10.7%*		
Less: Depreciation & Amortization Expense	100	114	119	119	123	130	140	146	146	146		
Adjusted EBITP	$123	$83	$96	$139	$129	$128	$168	$207	$191	$227	-11.6%	18.7%
Less: Pension (and OPEB) Expense	6	8	9	9	9	8	9	9	8	8		
Adjusted EBIT	$117	$75	$87	$130	$120	$120	$159	$198	$182	$219	-13.6%	20.2%
Margin %	*4.0%*	*2.4%*	*2.7%*	*4.0%*	*3.7%*	*3.7%*	*4.9%*	*5.9%*	*5.4%*	*6.3%*		
Adjusted EBITDAP - CapEx	$137	$67	$84	$139	$147	$123	$182	$233	$217	$263		
Adjusted EBITDA - CapEx	$131	$59	$75	$130	$138	$115	$173	$224	$208	$255		

Note: Historical financials shown above do not reflect pro forma adjustments for Affinia and Honeywell acquisitions completed in May 2014 and July 2014, respectively. Per Company management, 2014 revenue and EBITDA would need to be adjusted by $65 million and $7 million, respectively, to reflect pro forma full-year impact of Affinia acquisition, and 2014 revenue and EBITDA would need to be adjusted by $238 million and ($7) million, respectively, to reflect pro forma full-year impact of Honeywell acquisition. Per Company management, Affinia was expected to contribute annual revenue of $200 million and EBITDA of $20 million. Per Company management, at the time of the acquisition, Honeywell had annual revenue of $450 million with break-even EBITDA; however, Honeywell was expected to be fully blended within the Braking business and ultimately reach ~10% EBITDA margins (before corporate allocations).

1. Net revenue adjusted for intercompany transactions.
2. "Other operating expenses" have been combined with SG&A expenses in historical periods given insufficient segment-level detail.
3. The Company has minority investments in 16 joint ventures and other affiliates primarily aimed at developing a presence in emerging markets. The above reflects the aggregate of Motorparts' pro rata share of earnings in such affiliates accounted for under the equity method (historical information based on net earnings - no information is available on EBITDA).
4. The Company has 50% or greater ownership interests in 21 joint ventures and other affiliates primarily aimed at developing presence in emerging markets and 100% of EBITDA associated with such JVs associated with Motorparts is consolidated in above financials. The above reflects aggregate of Motorparts' pro rata allocation of EBITDA in each such entity attributable to minority interests.
5. Total Adjustments

	2013	2014	2015	3/31/2016	6/30/2016	2016E	2017E	2018E	2019E	2020E
Extraordinary Restructuring Expenses[6]	$0	$19	$49	$46	$24	$6	$29	$7	$7	$2
Asset Impairments	2	17	3	5	5	0	0	0	0	0
Total Adjustments	$2	$36	$52	$51	$29	$6	$29	$7	$7	$2

6. Per Company management, Motorparts incurs approximately $5 million to $10 million of annual restructuring expenses in the ordinary course to preserve top-line and margin performance. Accordingly, adjustments for restructuring expense reflect levels above $7.5 million run-rate for Motorparts.

Adjusted EBIT refers to Earnings Before Interest and Taxes, adjusted for certain non-recurring items.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization, adjusted for certain non-recurring items.
Adjusted EBITDAP refers to Earnings Before Interest, Taxes, Depreciation, Amortization and Pension (and OPEB) Expense, adjusted for certain non-recurring items.
CAGR refers to Compound Annual Growth Rate.
CapEx refers to Capital Expenditures.
NA refers to Not Available.
Source: Piston management, including projections prepared by Piston management, Company Form 10-K filed on February 29, 2016, Company Form 10-Q filed on April 27, 2016, Company Form 10-Q filed on July 27, 2016.

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW

HOULIHAN LOKEY | 15

Preliminary Selected Companies Analysis (EBITDAP)

(dollars in millions, except per share values)

Selected Company	Closing Stock Price[3]	Equity Market Value[3,4]	Adjusted Enterprise Value[3,4]	Adjusted Enterprise Value[1] to Adjusted EBITDAP[2] LTM	CY 2016E[5]	CY 2017E[5]
Powertrain						
BorgWarner Inc.	$33.81	$7,275.7	$9,721.6	6.4x	6.3x	6.0x
Carraro SpA	$1.37	$59.4	$283.0	6.0x	NA	NA
Cummins Inc.	$126.73	$21,397.2	$22,322.2	7.9x	8.7x	8.9x
Dana Incorporated	$13.83	$1,993.4	$3,212.2	5.8x	5.0x	4.8x
DENSO Corporation	$40.14	$31,819.9	$31,521.6	4.7x	4.9x	4.7x
ElringKlinger AG	$18.42	$1,166.8	$1,896.8	7.3x	7.0x	6.2x
Linamar Corp.	$42.89	$2,819.7	$3,858.7	5.0x	4.7x	4.5x
Metaldyne Performance Group Inc.	$15.93	$1,104.8	$2,826.2	5.8x	5.5x	5.3x
Modine Manufacturing Company	$10.12	$486.6	$664.9	5.6x	5.3x	4.7x
Schaeffler AG	$15.69	$10,452.5	$17,186.1	6.1x	6.0x	5.7x
Low				4.7x	4.7x	4.5x
High				7.9x	8.7x	8.9x
Median				5.9x	5.5x	5.3x
Mean				6.1x	5.9x	5.7x
Motorparts						
Dorman Products, Inc.	$61.72	$2,142.1	$2,054.2	11.9x	11.3x	10.6x
Genuine Parts Company	$101.50	$15,194.7	$15,932.2	12.9x	12.0x	11.3x
Motorcar Parts of America, Inc.	$29.78	$582.8	$604.4	12.0x	7.9x	6.4x
Standard Motor Products Inc.	$42.78	$985.2	$1,074.9	9.2x	8.7x	8.5x
Low				9.2x	7.9x	6.4x
High				12.9x	12.0x	11.3x
Median				11.9x	10.0x	9.5x
Mean				11.5x	10.0x	9.2x

Note: No company used for comparative purposes is identical to Powertrain, Motorparts or the Company.
1. Adjusted Enterprise Value equals equity market value + minority interest + debt outstanding + preferred stock – cash and cash equivalents + tax-effected underfunded pension and post-employment liabilities.
2. For selected companies, CY 2016E and CY 2017E pension expense assumed to equal LTM pension expense.
3. Based on closing stock prices as of August 12, 2016.
4. Based on reported fully-diluted shares.
5. Multiples based on forward-looking financial information for DENSO Corporation, Motorcar Parts of America, Inc. and Modine Manufacturing Company have been calendarized to the Company's fiscal year-end of December 31. All other companies shown have December 31 fiscal year-ends.
Adjusted EBITDAP refers to Earnings Before Interest, Taxes, Depreciation, Amortization and Pension (and OPEB) Expense, adjusted for certain non-recurring items.
CY refers to Calendar Year.
E refers to Estimated.
LTM refers to Latest 12 Months.
NA refers to Not Available.
Source: Bloomberg, Capital IQ, public filings.

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW
HOULIHAN LOKEY | 16

Preliminary Consolidated Discounted Cash Flow Analysis

Perpetuity Growth Rate (Pension-Adjusted)

(dollars in millions) Terminal Fiscal Year Ending December 31, Value

2016E¹ 2017E 2018E 2019E 2020E Assumptions Implied 2020E Adjusted Revenue $3,681 $7,914 $8,297 $8,593 $8,973 $8,973 EBITDAP Terminal Multiple

Revenue Growth % 1.1% 5.5% 4.8% 3.6% 4.4% — Discount Rate 1.75% 2.00% 2.25%

Less: Cost of Goods Sold 3,087 6,596 6,866 7,131 7,434 7,434 9.75% 5.7x 5.9x 6.1x Less: Selling, General and Administrative Expenses 414 866 886 901 913 918 10.25% 5.3x 5.5x 5.7x Less: Restructuring Expense 14 36 15 18 25 15 10.75% 5.0x 5.2x 5.4x Less: Other Operating Expense 41 65 72 73 72 72 Add: Depreciation & Amortization Expense 193 384 404 426 425 430 Add: Earnings in Non-consolidated JVs Attributable to Piston 24 60 67 68 70 70 Less: EBITDA in Consolidated JVs Attributable to Minority Interests 11 26 29 32 34 34 Add: Pension (and OPEB) Expense 37 71 71 65 61 61

EBITDAP $368 $840 $971 $997 $1,052 $1,061

Less: Depreciation and Amortization Expense 193 384 404 426 425 430 PV of Terminal Value EBITP $175 $456 $567 $571 $627 $631 as a % of Enterprise Value

Less: Taxes² 35 91 113 114 125 126 Discount Rate 1.75% 2.00% 2.25% Unlevered Earnings $140 $365 $454 $457 $501 $505 9.75% 76.5% 77.1% 77.7% Add: Depreciation and Amortization Expense 193 384 404 426 425 430 10.25% 75.2% 75.8% 76.4% Add: Non-cash Restructuring Expense 14 36 15 18 25 15 10.75% 74.0% 74.6% 75.2% Less: Restructuring Payments 57 53 21 25 25 15 Less: Capital Expenditures 239 419 409 430 430 430 Less: Change in Net Working Capital (63) 17 34 7 60 32 Add: Cash Flow from Non-consolidated JVs³ (24) (14) (17) (18) (19) 0

Unlevered Free Cash Flows $90 $282 $391 $421 $417 $473

PV of PV of Terminal Value

Cash Flows Based on Perpetual Growth Rate for Implied Enterprise Value 2016E—2020E 2020E Unlevered Free Cash Flow Discount Rate 1.75% 2.00% 2.25% 1.75% 2.00% 2.25%

9.75% 0.098 $1,288 $4,192 $4,338 $4,494 $5,481 $5,626 $5,782 10.25% 0.103 $1,275 + $3,877 $4,004 $4,139 = $5,152 $5,279 $5,414 10.75% 0.108 $1,262 $3,597 $3,709 $3,828 $4,860 $4,971 $5,090

Note: Present values as of August 12, 2016; mid-year convention applied. Refer to WACC calculation in Appendix for derivation of discount rate.

1. Represents 6.0-month stub period. Calculated as FY 2016 estimated figures, per Company management, less 1H 2016 actual figures, per Company public filings.

2. Tax at 20.0%, per Company management.

3. Represents difference betw een earnings in non-consolidated JVs and dividends received from non-consolidated JVs.

4. Terminal value assumptions include: (i) depreciation and amortization expense equal to capital expenditures, (ii) normalized w orking capital levels for Pow ertrain and Motorparts based on approximately 20% of change in revenue, per Company management, (iii) non-consolidated JV earnings equal to dividends, per Company management, and (iv) normalized restructuring expense at $15 million, per Company management.

5. Implied from corresponding discount rate and perpetual grow th rate applied to 2020E unlevered free cash flow . Show n for informational purposes.

EBITDAP refers to Earnings Before Interest, Taxes, Depreciation, Amortization and Pension (and OPEB) Expense. EBITP refers to Earnings Before Interest, Taxes and Pension (and OPEB) Expense.

Source: Piston management, including projections prepared by Piston management.

CONFIDENTIAL—PRELIMINARY DRAFT—SUBJECT TO FURTHER REVIEW 17

Selected Changes to Preliminary Financial Analyses Since Prior Discussion

- Changes to the June 14, 2016 preliminary Special Committee discussion materials include, among other things: (i) minor changes in Piston's LTM financials, (ii) net debt reduction of approximately $62 million based on Piston's latest available financials, (iii) 0.5x increase in selected multiples applied to Motorparts in the preliminary selected companies analysis and (iv) 25 bps increase in selected discount rate range in the not pension-adjusted DCF (informational).

(dollars in millions)

	June 14, 2016			August 15, 2016		
Preliminary Selected Companies Analysis (Sum-of-the-Parts) – Pension-Adjusted						
Metric Capitalized	**LTM 3/31/16 Adjusted EBITDAP**	**CY 2016E Adjusted EBITDAP**	**CY 2017E Adjusted EBITDAP**	**LTM 6/30/16 Adjusted EBITDAP**	**CY 2016E Adjusted EBITDAP**	**CY 2017E Adjusted EBITDAP**
Base Amount – Powertrain	$460	$494	$560	$478	$494	$560
Selected Multiple – Powertrain	5.50x – 6.50x	5.25x – 6.25x	4.75x – 5.75x	5.50x – 6.50x	5.25x – 6.25x	4.75x – 5.75x
Base Amount – Motorparts	$258	$258	$308	$252	$258	$308
Selected Multiple – Motorparts	8.00x – 9.00x	8.00x – 9.00x	7.00x – 8.00x	8.50x – 9.50x	8.50x – 9.50x	7.50x – 8.50x
Implied Per Share Equity Value	**$4.55 – $9.49**	**$4.91 – $10.06**	**$5.85 – $11.68**	**$6.09 – $11.10**	**$6.17 – $11.30**	**$7.26 – $13.07**
Preliminary Selected Companies Analysis (Sum-of-the-Parts) – Not Pension-Adjusted [Informational]						
Metric Capitalized	**LTM 3/31/16 Adjusted EBITDA**	**CY 2016E Adjusted EBITDA**	**CY 2017E Adjusted EBITDA**	**LTM 6/30/16 Adjusted EBITDA**	**CY 2016E Adjusted EBITDA**	**CY 2017E Adjusted EBITDA**
Base Amount – Powertrain	$408	$434	$497	$425	$434	$497
Selected Multiple – Powertrain	4.75x – 5.75x	4.50x – 5.50x	4.00x – 5.00x	4.75x – 5.75x	4.50x – 5.50x	4.00x – 5.00x
Base Amount – Motorparts	$249	$250	$299	$243	$250	$299
Selected Multiple – Motorparts	7.75x – 8.75x	7.75x – 8.75x	6.75x – 7.75x	8.25x – 9.25x	8.25x – 9.25x	7.25x – 8.25x
Implied Per Share Equity Value	**$6.48 – $10.37**	**$6.59 – $10.64**	**$7.30 – $12.01**	**$7.80 – $11.75**	**$7.73 – $11.78**	**$8.58 – $13.29**

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HOULIHAN LOKEY | 18

Selected Changes to Preliminary Financial Analyses Since Prior Discussion (cont.)

- The calculation of estimated cash inflows from working capital for the remainder of 2016 used in the preliminary discounted cash flow analysis continues to be refined based on discussions with Company management. While inflows of $97 million were projected for CY2016, intra-year projections were not provided and estimates are complex given seasonality, distribution center consolidation, factoring arrangements and FX impact reflected in reported YTD financials. Accordingly, the current estimate of $63 million of working capital-related cash inflows used in the preliminary discounted cash flow analysis remains subject to change.

(dollars in millions)	June 14, 2016		August 15, 2016	
	Preliminary Selected Transactions Analysis (Sum-of-the-Parts) [Informational]			
Metric Capitalized	LTM 3/31/16 Adjusted EBITDAP		LTM 6/30/16 Adjusted EBITDAP	
Base Amount – Powertrain	$460		$478	
Selected Multiple – Powertrain	6.00x – 7.00x		6.00x – 7.00x	
Base Amount – Motorparts	$258		$252	
Selected Multiple – Motorparts	8.50x – 9.50x		8.50x – 9.50x	
Implied Per Share Equity Value	**$6.68 – $11.62**		**$7.51 – $12.51**	
	Preliminary Discounted Cash Flow Analysis			
	Pension-Adjusted	**[Informational] Not Pension-Adjusted**	**Pension-Adjusted**	**[Informational] Not Pension-Adjusted**
Perpetuity Growth Rate Range	1.75% – 2.25%	1.75% – 2.25%	1.75% – 2.25%	1.75% – 2.25%
Discount Rate Range	9.75% – 10.75%	9.75% – 10.75%	9.75% – 10.75%	10.00% – 11.00%
Implied Per Share Equity Value	**$6.06 – $12.17**	**$8.23 – $13.07**	**$6.13 – $12.27**	**$7.56 – $12.14**
	Selected Balance Sheet Items			
Cash and Cash Equivalents	$234		$273	
Debt Outstanding	$3,119		$3,096	

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HOULIHAN LOKEY | 19

Page

1. Executive Summary 3

2. Preliminary Financial Analyses 11

3. Selected Public Market Observations 21

4. Appendix 26

5. Disclaimer 56

Relative Historical Stock Price Performance

Five-Year Relative Price Stock Performance

Piston Index of Selected Powertrain Companies Index of Selected Motorparts Companies S&P 500 Index 220.0%

Date Range: (8/12/2011—8/12/2016) 200.0% Piston: -48.5%

180.0% Index of Selected Pow ertrain Companies¹: 15.0% Index of Selected Motorparts Companies²: 99.5% S&P 500 Index: 85.3%

160.0% 140.0% 120.0% 100.0%

80.0%

60.0%

40.0%

20.0%

0.0%

8/12/2011 8/12/2012 8/12/2013 8/12/2014 8/12/2015 8/12/2016

1. Shown for informational purposes. Index consists of BorgWarner Inc., Carraro SpA, Cummins Inc., Dana Incorporated, DENSO Corporation, ElringKlinger AG, Linamar Corp., Metaldyne Performance Group Inc., Modine Manufacturing Company, and Schaeffler AG.

2. Shown for informational purposes. Index consists of Dorman Products, Inc., Genuine Parts Company, Motorcar Parts of America, Inc., and Standard Motor Products Inc.

Source: Capital IQ.

CONFIDENTIAL—PRELIMINARY DRAFT—SUBJECT TO FURTHER REVIEW 21

Relative Historical Stock Price Performance (cont.)

Relative Stock Price Performance since 12/31/2015



Piston
Index of Selected Motorparts Companies
Index of Selected Powertrain Companies
S&P 500 Index
Date Range: (12/31/2015 - 8/12/2016)
Piston: 28.6%
Index of Selected Powertrain Companies[1]: 28.0%
Index of Selected Motorparts Companies[2]: 18.7%
S&P 500 Index: 6.9%
170.0%
160.0%
150.0%
140.0%
130.0%
120.0%
110.0%
100.0%
90.0%
80.0%
70.0%
60.0%
50.0%
1
2
3
4
5
12/31/2015
1/21/2016
2/11/2016
3/3/2016
3/24/2016
4/14/2016
5/5/2016
5/26/2016
6/16/2016
7/7/2016
7/28/2016

	Dates	Stock Price	Announcement
1	1/15/2016	$4.62	Piston cancels plan to spinoff aftermarket division
2	2/29/2016	$7.26	Piston releases FY 2015 financial results; IEP announces initial IEP proposal of $7.00 per share
3	4/27/2016	$9.80	Piston releases Q1 2016 financial results; Company press release indicates IEP has communicated that it is not currently considering selling its stake in Piston
4	6/20/2016	$8.48	IEP announces Revised IEP Proposal of $8.00 per share
5	7/27/2016	$9.16	Piston releases Q2 2016 financial results

1. Shown for informational purposes. Index consists of BorgWarner Inc., Carraro SpA, Cummins Inc., Dana Incorporated, DENSO Corporation, ElringKlinger AG, Linamar Corp., Metaldyne Performance Group Inc., Modine Manufacturing Company, and Schaeffler AG.
2. Shown for informational purposes. Index consists of Dorman Products, Inc., Genuine Parts Company, Motorcar Parts of America, Inc., and Standard Motor Products Inc.
Source: Capital IQ.

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HOULIHAN LOKEY | 22

Five-Year Relative EV/EBITDA Multiples (Informational)

	2/26/2016	Current[1]	Five-Year Average
Piston	6.0x	6.5x	6.9x
Index of Selected Powertrain Companies[2]	5.6x	5.6x	6.7x
Index of Selected Motorparts Companies[3]	10.8x	12.2x	10.4x



Piston
Index of Selected Powertrain Companies
Index of Selected Motorparts Companies
EV/EBITDA LTM Multiple
15.0x
14.0x
13.0x
12.0x
11.0x
10.0x
9.0x
8.0x
7.0x
6.0x
5.0x
4.0x
3.0x
8/12/2011
8/12/2012
8/12/2013
8/12/2014
8/12/2015
8/12/2016

Note: Similar data on an EBITDAP basis may show different relationship for Piston relative to selected companies. Shown for informational purposes.
Note: Multiples shown above are sourced from Capital IQ; as such, certain multiples may differ slightly from figures shown on other pages due to differences in EBITDA adjustments.
1. As of August 12, 2016.
2. Represents median EV/EBITDA multiple of selected companies: BorgWarner Inc., Carraro SpA, Cummins Inc., Dana Holding Corporation, DENSO Corporation, ElringKlinger AG, Linamar Corp., Metaldyne Performance Group Inc., Modine Manufacturing Company, and Schaeffler AG.
3. Represents median EV/EBITDA multiple of selected companies: Dorman Products, Inc., Genuine Parts Company, Motorcar Parts of America, Inc., and Standard Motor Products Inc.
EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization.
EV refers to Enterprise Value.
Source: Capital IQ.

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HOULIHAN LOKEY | 23

Trading Volume

Trading Activity Since Revised IEP Proposal (Since June 20, 2016)

Trading Volume (000s)

5,000

4,000

3,000

88.9% of Piston’s trading volume since IEP announced its Revised IEP Proposal has occurred above $8.00 per share

2,000

1,397 1,170

911 1,000 727 537

91

0 0 0

$7.50—$7.75 $7.75—$8.00 $8.00—$8.25 $8.25—$8.50 $8.50—$8.75 $8.75—$9.00 $9.00—$9.25 $9.25—$9.50

% of Total1 0.0% 11.1% 1.9% 24.2% 15.1% 28.9% 18.9% 0.0% % of Float2 0.0% 1.8% 0.3% 3.9% 2.4% 4.6% 3.0% 0.0%

Note: Stock prices included in each range represent those greater than low-end of range and less than or equal to high-end of range.

1. Represents total volume traded within specified stock price range as percentage of total volume traded over specified date range.

2. Represents total volume traded within specified stock price range as percentage of total float of 30.2 million shares as of August 12, 2016.

Source: Capital IQ.

CONFIDENTIAL—PRELIMINARY DRAFT—SUBJECT TO FURTHER REVIEW 24

Page

1. Executive Summary 3

2. Preliminary Financial Analyses 11

3. Selected Public Market Observations 21

4. Appendix 26 Cost of Capital Considerations 27 Selected Companies—Operating Statistics 33 Company Financial Performance Observations 37 Implied Premiums Paid Observations 40 Illustrative Preliminary Financial Analyses (EBITDA) 43

5. Disclaimer 56

Page

1. Executive Summary 3

2. Preliminary Financial Analyses 11

3. Selected Public Market Observations 21

4. Appendix 26 Cost of Capital Considerations 27 Selected Companies—Operating Statistics 33 Company Financial Performance Observations 37 Implied Premiums Paid Observations 40 Illustrative Preliminary Financial Analyses (EBITDA) 43

5. Disclaimer 56

Weighted Average Cost of Capital Calculation Summary (Pension-Adjusted)

Powertrain

Computed Pension-Adjusted Weighted Average Cost of Capital 9.7%

Motorparts

Computed Pension-Adjusted Weighted Average Cost of Capital 10.8%

Weighted Average Cost of Capital 10.3%

Selected Pension-Adjusted Weighted Average Cost of Capital Range 9.75% — 10.75%

Source: Refer to the four following pages for details.

CONFIDENTIAL—PRELIMINARY DRAFT—SUBJECT TO FURTHER REVIEW 27

Weighted Average Cost of Capital Calculation – Powertrain (Pension-Adjusted)

(dollars in millions)

Selected Company	Debt + Pension Liability[1]	Preferred Stock[2]	Equity Market Value[3]	Total Capitalization[4]	Debt + Pension Liab. to Equity Market Value	Debt + Pension Liab. to Total Capitalization	Preferred Stock to Equity Market Value	Preferred Stock to Total Capitalization	Equity Market Value to Total Capitalization
BorgWarner Inc.	2,866.5	0.0	7,275.7	10,142.2	39.4%	28.3%	0.0%	0.0%	71.7%
Carraro SpA	312.8	0.0	59.4	372.2	526.9%	84.0%	0.0%	0.0%	16.0%
Cummins Inc.	1,871.0	0.0	21,397.2	23,268.2	8.7%	8.0%	0.0%	0.0%	92.0%
Dana Incorporated	2,032.8	0.0	1,993.4	4,026.2	102.0%	50.5%	0.0%	0.0%	49.5%
DENSO Corporation	4,538.4	0.0	31,819.9	36,358.4	14.3%	12.5%	0.0%	0.0%	87.5%
ElringKlinger AG	774.9	0.0	1,166.8	1,941.6	66.4%	39.9%	0.0%	0.0%	60.1%
Linamar Corp.	1,359.8	0.0	2,819.7	4,179.4	48.2%	32.5%	0.0%	0.0%	67.5%
Metaldyne Performance Group Inc.	1,886.7	0.0	1,104.8	2,991.5	170.8%	63.1%	0.0%	0.0%	36.9%
Modine Manufacturing Company	235.7	0.0	486.6	722.3	48.4%	32.6%	0.0%	0.0%	67.4%
Schaeffler AG	7,273.5	0.0	10,452.5	17,725.9	69.6%	41.0%	0.0%	0.0%	59.0%
Median	$1,878.9	$0.0	$2,406.5	$4,102.8	57.4%	36.3%	0.0%	0.0%	63.7%
Mean	$2,315.2	$0.0	$7,857.6	$10,172.8	109.5%	39.3%	0.0%	0.0%	60.7%

Selected Company	Levered Beta[5]	Unlevered Beta[6]	Equity Risk Premium[7]	Size Premium[8]	Cost of Equity[9]	Cost of Debt[10]	Cost of Preferred Stock[11]	WACC[12]
BorgWarner Inc.	1.57	1.19	6.50%	0.86%	12.9%	3.6%	NA	10.1%
Carraro SpA	0.92	0.18	6.50%	5.60%	13.4%	4.3%	NA	5.0%
Cummins Inc.	1.49	1.40	6.50%	0.57%	12.1%	3.9%	NA	11.4%
Dana Incorporated	1.88	1.04	6.50%	1.63%	15.7%	5.2%	NA	9.9%
DENSO Corporation	1.22	1.09	6.50%	-0.36%	9.4%	1.0%	NA	8.3%
ElringKlinger AG	1.18	0.77	6.50%	1.62%	11.1%	2.0%	NA	7.3%
Linamar Corp.	1.24	0.90	6.50%	1.49%	11.4%	5.1%	NA	9.0%
Metaldyne Performance Group Inc.	1.16 *	0.49 *	6.50%	1.62%	11.0%	2.6%	NA	5.4%
Modine Manufacturing Company	1.75	1.26	6.50%	2.04%	15.3%	5.5%	NA	11.7%
Schaeffler AG	1.17 *	0.75 *	6.50%	0.57%	10.0%	3.6%	NA	7.1%
Median	1.37	1.07			11.8%	3.8%	NA	8.7%
Mean	1.41	0.98			12.2%	3.7%	NA	8.5%

Note: No company used for comparative purposes is identical to Powertrain, Motorparts or the Company.
1. Debt amount and tax-effected underfunded pension liability based on most recent public filing as of August 12, 2016.
2. Preferred stock amount as stated in most recent public filing as of August 12, 2016.
3. Equity market value based on closing price on August 12, 2016 and on reported fully-diluted shares as stated in most recent public filing as of August 12, 2016.
4. Total capitalization equal to equity market value + debt outstanding + preferred stock + tax-effected underfunded pension liability.
5. Based on actual five-year weekly beta per Bloomberg, as of August 12, 2016.
6. Unlevered Beta = Levered Beta / (1 + ((1 – Tax Rate) * (Debt + Pension Liab. to Equity Market Value)) + (Preferred Stock to Equity Market Value)).
7. Based on review of studies measuring historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.
8. 2016 Duff & Phelps Valuation Handbook ("Handbook").
9. Cost of Equity = Risk-Free Rate of Return + (Levered Beta * Equity Risk Premium) + Size Premium. Risk-Free Rate of Return as of August 12, 2016, based on 20-year U.S. Treasury Bond Yield.
10. Based on selected company weighted average interest rate per most recent public filings, including weighted average discount rate assumptions used to determine benefit obligations as of August 12, 2016.
11. Based on selected company weighted average preferred dividend per most recent public filings as of August 12, 2016.
12. Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1 – Tax Rate) * Debt + Pension Liab. to Total Capitalization) + (Cost of Equity * Equity Market Value to Total Capitalization) + (Cost of Preferred * Preferred Stock to Total Capitalization).
See next page for tax rate assumption.
NA refers to Not Available.
*Not reflected in median and mean data given insufficient trading history.
Sources: Capital IQ and Bloomberg.

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HOULIHAN LOKEY | 28

Weighted Average Cost of Capital Calculation – Powertrain (Pension-Adjusted) (cont.)

Market Assumptions	
Risk-Free Rate of Return[1]	1.85%
Equity Risk Premium[2]	6.50%
Size Premium[3]	1.63%
Tax Rate[4]	20.00%

Capital Structure Assumptions	
Debt + Pension Liab. to Total Capitalization[5]	36.3%
Preferred Stock to Total Capitalization[5]	0.0%
Equity Market Value to Total Capitalization[5]	63.7%
Debt + Pension Liab. to Equity Market Value	56.9%
Preferred Stock to Equity Market Value	0.0%
Cost of Debt[5]	3.8%
Cost of Preferred Stock[5]	NA

Cost of Equity for Computed WACC	
Selected Unlevered Beta[6]	1.07
Computed Levered Beta[7]	1.55
Cost of Equity[8]	13.6%

Computed Powertrain Weighted Average Cost of Capital[9]	**9.7%**

1. Risk-Free Rate of Return as of August 12, 2016, based on 20-year U.S. Treasury Bond Yield.
2. Based on review of studies measuring historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.
3. Handbook.
4. Per Company management.
5. Based on review of corresponding metrics of selected companies listed on previous page.
6. Based on review of selected companies' unlevered betas listed on previous page.
7. Computed Levered Beta = Selected Unlevered Beta * (1 + ((Debt + Pension Liab. to Equity Market Value) * (1 – Tax Rate)) + (Preferred Stock to Equity Market Value)). Based on Market and Capital Structure Assumptions.
8. Cost of Equity = Risk-Free Rate of Return + (Computed Levered Beta * Equity Risk Premium) + Size Premium. Based on Market Assumptions.
9. Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1 – Tax Rate) * Debt + Pension Liab. to Total Capitalization) + (Cost of Equity * Equity Market Value to Total Capitalization) + (Cost of Preferred Stock * Preferred Stock to Total Capitalization). Based on "Cost of Equity for Computed WACC" and Market and Capital Structure Assumptions.

NA refers to Not Available.
Source: Capital IQ and Bloomberg.

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HOULIHAN LOKEY | 29

Weighted Average Cost of Capital Calculation – Motorparts (Pension-Adjusted)

(dollars in millions)

Selected Company	Debt + Pension Liability[1]	Preferred Stock[2]	Equity Market Value[3]	Total Capitalization[4]	Debt + Pension Liab. to Equity Market Value	Debt + Pension Liab. to Total Capitalization	Preferred Stock to Equity Market Value	Preferred Stock to Total Capitalization	Equity Market Value to Total Capitalization
Dorman Products, Inc.	$0.0	$0.0	$2,142.1	$2,142.1	0.0%	0.0%	0.0%	0.0%	100.0%
Genuine Parts Company	958.5	0.0	15,194.7	16,153.2	6.3%	5.9%	0.0%	0.0%	94.1%
Motorcar Parts of America, Inc.	43.3	0.0	582.8	626.1	7.4%	6.9%	0.0%	0.0%	93.1%
Standard Motor Products Inc.	102.1	0.0	985.2	1,087.3	10.4%	9.4%	0.0%	0.0%	90.6%
Median	$72.7	$0.0	$1,563.6	$1,614.7	6.9%	6.4%	0.0%	0.0%	93.6%
Mean	$276.0	$0.0	$4,726.2	$5,002.2	6.0%	5.6%	0.0%	0.0%	94.4%

Selected Company	Levered Beta[5]	Unlevered Beta[6]	Equity Risk Premium[7]	Size Premium[8]	Cost of Equity[9]	Cost of Debt[10]	Cost of Preferred Stock[11]	WACC[12]
Dorman Products, Inc.	1.21	1.21	6.50%	1.49%	11.2%	NA *	NA	11.2%
Genuine Parts Company	1.02	0.97	6.50%	0.57%	9.0%	3.2%	NA	8.7%
Motorcar Parts of America, Inc.	1.16	1.10	6.50%	2.04%	11.4%	3.1%	NA	10.8%
Standard Motor Products Inc.	1.45	1.34	6.50%	1.62%	12.9%	2.3%	NA	11.9%
Median	1.19	1.15			11.3%	3.1%	NA	11.0%
Mean	1.21	1.16			11.2%	2.8%	NA	10.6%

Note: No company used for comparative purposes is identical to Powertrain, Motorparts or the Company.
1. Debt amount and tax-effected underfunded pension liability based on most recent public filing as of August 12, 2016.
2. Preferred stock amount as stated in most recent public filing as of August 12, 2016.
3. Equity market value based on closing price on August 12, 2016 and on reported fully-diluted shares as stated in most recent public filing as of August 12, 2016.
4. Total capitalization equal to equity market value + debt outstanding + preferred stock + tax-effected underfunded pension liability.
5. Based on actual five-year weekly beta per Bloomberg, as of August 12, 2016.
6. Unlevered Beta = Levered Beta / (1 + ((1 – Tax Rate) * (Debt + Pension Liab. to Equity Market Value)) + (Preferred Stock to Equity Market Value)).
7. Based on review of studies measuring historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.
8. 2016 Duff & Phelps Valuation Handbook ("Handbook").
9. Cost of Equity = Risk-Free Rate of Return + (Levered Beta * Equity Risk Premium) + Size Premium. Risk-Free Rate of Return as of August 12, 2016, based on 20-year U.S. Treasury Bond Yield.
10. Based on selected company weighted average interest rate per most recent public filings, including weighted average discount rate assumptions used to determine benefit obligations as of August 12, 2016.
11. Based on selected company weighted average preferred dividend per most recent public filings as of August 12, 2016.
12. Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1 – Tax Rate) * Debt + Pension Liab. to Total Capitalization) + (Cost of Equity * Equity Market Value to Total Capitalization) + (Cost of Preferred * Preferred Stock to Total Capitalization).

See next page for tax rate assumption.

NA refers to Not Available.
*Not reflected in median and mean data given insufficient trading history.
Sources: Capital IQ and Bloomberg.

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HOULIHAN LOKEY | 30

Weighted Average Cost of Capital Calculation – Motorparts (Pension-Adjusted) (cont.)

Market Assumptions	
Risk-Free Rate of Return[1]	1.85%
Equity Risk Premium[2]	6.50%
Size Premium[3]	1.63%
Tax Rate[4]	20.00%

Capital Structure Assumptions	
Debt + Pension Liab. to Total Capitalization[5]	6.4%
Preferred Stock to Total Capitalization[5]	0.0%
Equity Market Value to Total Capitalization[5]	93.6%
Debt + Pension Liab. to Equity Market Value	6.9%
Preferred Stock to Equity Market Value	0.0%
Cost of Debt[5]	3.1%
Cost of Preferred Stock[5]	NA

Cost of Equity for Computed WACC	
Selected Unlevered Beta[6]	1.15
Computed Levered Beta[7]	1.22
Cost of Equity[8]	11.4%

Computed Motorparts Weighted Average Cost of Capital[9]	**10.8%**

1. Risk-Free Rate of Return as of August 12, 2016, based on 20-year U.S. Treasury Bond Yield.
2. Based on review of studies measuring historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.
3. Handbook.
4. Per Company management.
5. Based on review of corresponding metrics of selected companies listed on previous page.
6. Based on review of selected companies' unlevered betas listed on previous page.
7. Computed Levered Beta = Selected Unlevered Beta * (1 + ((Debt + Pension Liab. to Equity Market Value) * (1 – Tax Rate)) + (Preferred Stock to Equity Market Value)). Based on Market and Capital Structure Assumptions.
8. Cost of Equity = Risk-Free Rate of Return + (Computed Levered Beta * Equity Risk Premium) + Size Premium. Based on Market Assumptions.
9. Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1 – Tax Rate) * Debt + Pension Liab. to Total Capitalization) + (Cost of Equity * Equity Market Value to Total Capitalization) + (Cost of Preferred Stock * Preferred Stock to Total Capitalization). Based on "Cost of Equity for Computed WACC" and Market and Capital Structure Assumptions.

NA refers to Not Available.
Source: Capital IQ and Bloomberg.

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW
HOULIHAN LOKEY | 31

Page

1. Executive Summary 3

2. Preliminary Financial Analyses 11

3. Selected Public Market Observations 21

4. Appendix 26 Cost of Capital Considerations 27 Selected Companies—Operating Statistics 33 Company Financial Performance Observations 37 Implied Premiums Paid Observations 40 Illustrative Preliminary Financial Analyses (EBITDA) 43

5. Disclaimer 56

Selected Powertrain Companies – Operating Statistics

Size (LTM Revenue, millions)	
DENSO Corporation	$44,642.0
Cummins Inc.	$18,205.0
Schaeffler AG	$14,773.4
BorgWarner Inc.	$8,604.9
Dana Incorporated	$5,838.0
Linamar Corp.	$4,401.7
Powertrain	**$4,217.0**
Metaldyne Performance Group Inc.	$2,949.8
ElringKlinger AG	$1,712.6
Modine Manufacturing Company	$1,353.6
Carraro SpA	$702.7

Size[1] (Enterprise Value as of 8/12/2016, millions)	
DENSO Corporation	$30,015.1
Cummins Inc.	$22,322.2
Schaeffler AG	$15,999.9
BorgWarner Inc.	$9,489.9
Linamar Corp.	$3,858.7
Dana Incorporated	$2,847.4
Metaldyne Performance Group Inc.	$2,803.7
ElringKlinger AG	$1,798.7
Modine Manufacturing Company	$600.5
Carraro SpA	$283.0

Relative Depreciation (LTM Depreciation to LTM Adjusted EBITDA)	
Cummins Inc.	18.7%
BorgWarner Inc.	23.9%
Schaeffler AG	29.6%
Linamar Corp.	30.7%
Dana Incorporated	31.4%
DENSO Corporation	40.1%
ElringKlinger AG	40.5%
Modine Manufacturing Company	43.9%
Metaldyne Performance Group Inc.	46.2%
Powertrain	**51.5%**
Carraro SpA	59.9%

Internal Investment (LTM Capital Expenditures to LTM Revenue)	
Carraro SpA	3.0%
Cummins Inc.	3.8%
Dana Incorporated	4.9%
Linamar Corp.	6.1%
BorgWarner Inc.	6.1%
Modine Manufacturing Company	6.9%
Metaldyne Performance Group Inc.	7.0%
Powertrain	**7.3%**
DENSO Corporation	7.4%
Schaeffler AG	7.8%
ElringKlinger AG	11.1%

Historical Growth (CY 2014 to CY 2015 Revenue)	
Linamar Corp.	23.8%
ElringKlinger AG	13.7%
Schaeffler AG	9.1%
DENSO Corporation	5.0%
Powertrain	**0.8%**
Cummins Inc.	(0.6%)
Metaldyne Performance Group Inc.	(3.1%)
BorgWarner Inc.	(3.4%)
Carraro SpA	(7.4%)
Dana Incorporated	(8.4%)
Modine Manufacturing Company	(9.6%)

Projected Growth (CY 2015 to CY 2016E Revenue)	
Linamar Corp.	19.0%
BorgWarner Inc.	14.0%
ElringKlinger AG	4.6%
Schaeffler AG	2.1%
Powertrain	**1.3%**
DENSO Corporation	0.0%
Modine Manufacturing Company	(2.6%)
Dana Incorporated	(4.1%)
Metaldyne Performance Group Inc.	(6.0%)
Cummins Inc.	(8.6%)
Carraro SpA	NA

Projected Growth (CY 2015 to CY 2017E Revenue)	
Linamar Corp.	12.8%
BorgWarner Inc.	9.1%
Powertrain	**5.4%**
ElringKlinger AG	4.5%
Schaeffler AG	3.4%
DENSO Corporation	1.2%
Modine Manufacturing Company	(0.6%)
Dana Incorporated	(0.8%)
Metaldyne Performance Group Inc.	(1.7%)
Cummins Inc.	(5.1%)
Carraro SpA	NA

Projected Growth (CY 2016E to CY 2017E Revenue)	
Powertrain	**9.7%**
Linamar Corp.	7.0%
Schaeffler AG	4.7%
ElringKlinger AG	4.5%
BorgWarner Inc.	4.5%
Metaldyne Performance Group Inc.	2.9%
Dana Incorporated	2.5%
DENSO Corporation	2.4%
Modine Manufacturing Company	1.5%
Cummins Inc.	(1.4%)
Carraro SpA	NA

Historical Growth (CY 2014 to CY 2015 Adjusted EBITDA)	
Linamar Corp.	26.6%
Schaeffler AG	8.1%
DENSO Corporation	3.9%
Cummins Inc.	2.5%
Modine Manufacturing Company	1.6%
Metaldyne Performance Group Inc.	(1.7%)
Powertrain	**(2.6%)**
BorgWarner Inc.	(3.0%)
ElringKlinger AG	(5.1%)
Carraro SpA	(7.5%)
Dana Incorporated	(18.7%)

Projected Growth (CY 2015 to CY 2016E Adjusted EBITDA)	
Linamar Corp.	16.2%
Dana Incorporated	10.1%
Modine Manufacturing Company	8.9%
BorgWarner Inc.	7.9%
Powertrain	**7.7%**
Schaeffler AG	4.0%
Metaldyne Performance Group Inc.	2.6%
ElringKlinger AG	1.9%
DENSO Corporation	(6.3%)
Cummins Inc.	(15.6%)
Carraro SpA	NA

Projected Growth (CY 2015 to CY 2017E Adjusted EBITDA)	
Powertrain	**11.1%**
Modine Manufacturing Company	11.0%
Linamar Corp.	11.0%
ElringKlinger AG	7.8%
Dana Incorporated	7.0%
BorgWarner Inc.	6.1%
Schaeffler AG	4.7%
Metaldyne Performance Group Inc.	3.6%
DENSO Corporation	(1.5%)
Cummins Inc.	(9.3%)
Carraro SpA	NA

Projected Growth (CY 2016E to CY 2017E Adjusted EBITDA)	
Powertrain	**14.5%**
ElringKlinger AG	14.0%
Modine Manufacturing Company	13.2%
Linamar Corp.	6.1%
Schaeffler AG	5.5%
Metaldyne Performance Group Inc.	4.6%
BorgWarner Inc.	4.4%
Dana Incorporated	4.0%
DENSO Corporation	3.6%
Cummins Inc.	(2.4%)
Carraro SpA	NA

Note: No company used for comparative purposes is identical to Powertrain. Shown for informational purposes.
Note: Historical financials shown above do not reflect pro forma adjustments for two-stage TRW-Valvetrain acquisition completed in February 2015 and July 2015. Per Company management, 2015 revenue and EBITDA would need to be adjusted by $107 million and $13 million, respectively, to reflect pro forma full-year impact of TRW-Valvetrain acquisition. Per Company management, full year 2015 revenue and EBITDA for TRW-Valvetrain of $524 million and $67 million, respectively, approximates 2013 and 2014 performance of the entity.
1. Based on public trading prices of common stock.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization, adjusted for certain non-recurring items.
E refers to Estimated.
LTM refers to the most recently completed 12-month period for which financial information has been made public.
CY refers to calendar year.
NA refers to Not Available.
Source: Public filings, Capital IQ, Bloomberg, Company management.

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW
HOULIHAN LOKEY | 33

Selected Powertrain Companies – Operating Statistics (cont.)

Pension (LTM Pension Expense to LTM Adjusted EBITDAP)	
DENSO Corporation	13.3%
Powertrain	**11.1%**
Schaeffler AG	4.7%
ElringKlinger AG	3.4%
Modine Manufacturing Company	3.0%
Cummins Inc.	2.5%
BorgWarner Inc.	2.4%
Metaldyne Performance Group Inc.	0.2%
Linamar Corp.	0.0%
Carraro SpA	0.0%
Dana Incorporated	(0.2%)

Pension[1] (Adjusted Pension Liability to Adjusted Enterprise Value)	
Carraro SpA	0.0%
Cummins Inc.	0.0%
Linamar Corp.	0.0%
Metaldyne Performance Group Inc.	0.8%
BorgWarner Inc.	2.4%
DENSO Corporation	4.8%
ElringKlinger AG	5.2%
Schaeffler AG	6.9%
Modine Manufacturing Company	9.7%
Dana Incorporated	11.4%

Pension (LTM Pension Expense to Adjusted Pension Liability)	
DENSO Corporation	59.5%
BorgWarner Inc.	16.1%
Schaeffler AG	11.1%
ElringKlinger AG	8.9%
Modine Manufacturing Company	5.6%
Metaldyne Performance Group Inc.	4.2%
Dana Incorporated	(0.3%)
Carraro SpA	NA
Cummins Inc.	NA
Linamar Corp.	NA
Powertrain	**NA**

Tax[2] (3-Year Average Effective Tax Rate)	
Powertrain	**20.0%**
Linamar Corp.	23.5%
DENSO Corporation	25.9%
ElringKlinger AG	26.2%
Cummins Inc.	27.0%
BorgWarner Inc.	28.4%
Dana Incorporated	31.5%
Metaldyne Performance Group Inc.	32.7%
Schaeffler AG	44.4%
Modine Manufacturing Company	46.1%
Carraro SpA	NMF

Profitability (LTM Adjusted EBITDA to LTM Revenue)	
Schaeffler AG	18.1%
Linamar Corp.	17.7%
BorgWarner Inc.	17.3%
Metaldyne Performance Group Inc.	16.5%
Cummins Inc.	15.2%
ElringKlinger AG	14.7%
DENSO Corporation	13.1%
Powertrain	**10.1%**
Dana Incorporated	9.5%
Modine Manufacturing Company	8.5%
Carraro SpA	6.7%

Profitability (CY 2016E Adjusted EBITDA to CY 2016E Revenue)	
Schaeffler AG	18.1%
Metaldyne Performance Group Inc.	17.9%
Linamar Corp.	17.2%
BorgWarner Inc.	16.5%
ElringKlinger AG	14.8%
Cummins Inc.	14.2%
DENSO Corporation	12.6%
Dana Incorporated	11.1%
Powertrain	**10.2%**
Modine Manufacturing Company	8.9%
Carraro SpA	NA

Profitability (CY 2017E Adjusted EBITDA to CY 2017E Revenue)	
Metaldyne Performance Group Inc.	18.2%
Schaeffler AG	18.2%
Linamar Corp.	17.0%
BorgWarner Inc.	16.5%
ElringKlinger AG	16.1%
Cummins Inc.	14.1%
DENSO Corporation	12.8%
Dana Incorporated	11.2%
Powertrain	**10.7%**
Modine Manufacturing Company	10.0%
Carraro SpA	NA

Profitability (LTM Free Cash Flow Conversion)	
Cummins Inc.	75.2%
Linamar Corp.	65.6%
BorgWarner Inc.	64.5%
Metaldyne Performance Group Inc.	57.8%
Schaeffler AG	56.7%
Carraro SpA	54.3%
Dana Incorporated	48.5%
DENSO Corporation	43.4%
Powertrain	**27.2%**
ElringKlinger AG	24.0%
Modine Manufacturing Company	18.8%

Profitability (LTM Adjusted FCF to LTM Revenue)	
Linamar Corp.	11.6%
Cummins Inc.	11.4%
BorgWarner Inc.	11.1%
Schaeffler AG	10.3%
Metaldyne Performance Group Inc.	9.5%
DENSO Corporation	5.7%
Dana Incorporated	4.6%
Carraro SpA	3.6%
ElringKlinger AG	3.5%
Powertrain	**2.7%**
Modine Manufacturing Company	1.6%

Profitability (CY 2016E Adjusted FCF to CY 2016E Revenue)	
BorgWarner Inc.	10.9%
Metaldyne Performance Group Inc.	10.8%
Cummins Inc.	10.6%
Schaeffler AG	10.4%
Linamar Corp.	9.8%
Dana Incorporated	5.4%
DENSO Corporation	5.1%
ElringKlinger AG	3.4%
Modine Manufacturing Company	3.4%
Powertrain	**3.2%**
Carraro SpA	NA

Profitability (CY 2017E Adjusted FCF to CY 2017E Revenue)	
Metaldyne Performance Group Inc.	11.2%
BorgWarner Inc.	10.8%
Schaeffler AG	10.5%
Cummins Inc.	10.3%
Linamar Corp.	8.0%
ElringKlinger AG	6.8%
Dana Incorporated	6.1%
DENSO Corporation	5.5%
Modine Manufacturing Company	5.0%
Powertrain	**4.4%**
Carraro SpA	NA

Profitability (3-Year Average Free Cash Flow Conversion)	
Cummins Inc.	74.1%
Dana Incorporated	65.1%
Schaeffler AG	64.6%
Metaldyne Performance Group Inc.	62.8%
BorgWarner Inc.	62.1%
Linamar Corp.	60.9%
Carraro SpA	49.8%
DENSO Corporation	43.4%
ElringKlinger AG	37.8%
Modine Manufacturing Company	29.6%
Powertrain	**29.0%**

Note: No company used for comparative purposes is identical to Powertrain. Shown for informational purposes.
Note: Historical financials shown above do not reflect pro forma adjustments for two-stage TRW-Valvetrain acquisition completed in February 2015 and July 2015. Per Company management, 2015 revenue and EBITDA would need to be adjusted by $107 million and $13 million, respectively, to reflect pro forma full-year impact of TRW-Valvetrain acquisition. Per Company management, full year 2015 revenue and EBITDA for TRW-Valvetrain of $524 million and $67 million, respectively, approximates 2013 and 2014 performance of the entity.
1. Based on public trading prices of common stock.
2. Piston's projected tax rate is 20.0%.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization, adjusted for certain non-recurring items.
Adjusted EBITDAP refers to Earnings Before Interest, Taxes, Depreciation, Amortization and Pension (and OPEB) Expense, adjusted for certain non-recurring items.
Adjusted FCF refers to Adjusted Free Cash Flow, which is represented as Adjusted EBITDA less Capital Expenditures.
E refers to Estimated.
LTM refers to the most recently completed 12-month period for which financial information has been made public.
CY refers to calendar year.
NA refers to Not Available.
Source: Public filings, Capital IQ, Bloomberg, Company management.

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW
HOULIHAN LOKEY | 34

Selected Motorparts Companies – Operating Statistics

Size (LTM Revenue, millions)	
Genuine Parts Company	$15,221.5
Motorparts	**$3,226.0**
Standard Motor Products Inc.	$1,002.9
Dorman Products, Inc.	$833.5
Motorcar Parts of America, Inc.	$368.5

Size[1] (Enterprise Value as of 8/12/2016, millions)	
Genuine Parts Company	$15,748.7
Dorman Products, Inc.	$2,054.2
Standard Motor Products Inc.	$1,073.0
Motorcar Parts of America, Inc.	$604.4

Relative Depreciation (LTM Depreciation to LTM Adjusted EBITDA)	
Motorcar Parts of America, Inc.	6.2%
Dorman Products, Inc.	10.3%
Genuine Parts Company	11.3%
Standard Motor Products Inc.	16.1%
Motorparts	**50.5%**

Internal Investment (LTM Capital Expenditures to LTM Revenue)	
Genuine Parts Company	0.8%
Motorcar Parts of America, Inc.	1.3%
Standard Motor Products Inc.	1.8%
Dorman Products, Inc.	2.5%
Motorparts	**3.3%**

Historical Growth (CY 2014 to CY 2015 Revenue)	
Motorcar Parts of America, Inc.	22.3%
Dorman Products, Inc.	6.9%
Motorparts	**2.1%**
Genuine Parts Company	(0.4%)
Standard Motor Products Inc.	(0.9%)

Projected Growth (CY 2015 to CY 2016E Revenue)	
Motorcar Parts of America, Inc.	17.9%
Standard Motor Products Inc.	7.9%
Dorman Products, Inc.	6.9%
Genuine Parts Company	1.3%
Motorparts	**0.9%**

Projected Growth (CY 2015 to CY 2017E Revenue)	
Motorcar Parts of America, Inc.	15.7%
Dorman Products, Inc.	7.6%
Standard Motor Products Inc.	6.6%
Genuine Parts Company	2.4%
Motorparts	**0.4%**

Projected Growth (CY 2016E to CY 2017E Revenue)	
Motorcar Parts of America, Inc.	13.6%
Dorman Products, Inc.	8.3%
Standard Motor Products Inc.	5.3%
Genuine Parts Company	3.6%
Motorparts	**(0.0%)**

Historical Growth (CY 2014 to CY 2015 Adjusted EBITDA)	
Motorcar Parts of America, Inc.	24.4%
Motorparts	**9.1%**
Dorman Products, Inc.	6.5%
Genuine Parts Company	(0.5%)
Standard Motor Products Inc.	(14.0%)

Projected Growth (CY 2015 to CY 2016E Adjusted EBITDA)	
Motorcar Parts of America, Inc.	65.2%
Standard Motor Products Inc.	24.9%
Motorparts	**21.1%**
Dorman Products, Inc.	12.0%
Genuine Parts Company	5.6%

Projected Growth (CY 2015 to CY 2017E Adjusted EBITDA)	
Motorcar Parts of America, Inc.	43.6%
Motorparts	**20.5%**
Standard Motor Products Inc.	13.2%
Dorman Products, Inc.	9.5%
Genuine Parts Company	5.9%

Projected Growth (CY 2016E to CY 2017E Adjusted EBITDA)	
Motorcar Parts of America, Inc.	24.8%
Motorparts	**19.8%**
Dorman Products, Inc.	7.0%
Genuine Parts Company	6.1%
Standard Motor Products Inc.	2.5%

Pension (LTM Pension Expense to LTM Adjusted EBITDAP)	
Motorparts	**3.6%**
Standard Motor Products Inc.	2.6%
Motorcar Parts of America, Inc.	0.7%
Dorman Products, Inc.	0.0%
Genuine Parts Company	(0.8%)

Pension[1] (Adjusted Pension Liability to Adjusted Enterprise Value)	
Dorman Products, Inc.	0.0%
Motorcar Parts of America, Inc.	0.0%
Standard Motor Products Inc.	0.2%
Genuine Parts Company	1.2%

Pension (LTM Pension Expense to Adjusted Pension Liability)	
Standard Motor Products Inc.	159.2%
Genuine Parts Company	(5.5%)
Dorman Products, Inc.	NA
Motorcar Parts of America, Inc.	NA
Motorparts	**NA**

Tax[2] (3-Year Average Effective Tax Rate)	
Motorparts	**20.0%**
Standard Motor Products Inc.	36.0%
Genuine Parts Company	36.0%
Dorman Products, Inc.	36.2%
Motorcar Parts of America, Inc.	49.8%

Profitability (LTM Adjusted EBITDA to LTM Revenue)	
Dorman Products, Inc.	20.8%
Motorcar Parts of America, Inc.	13.6%
Standard Motor Products Inc.	11.4%
Genuine Parts Company	8.2%
Motorparts	**7.5%**

Profitability (CY 2016E Adjusted EBITDA to CY 2016E Revenue)	
Dorman Products, Inc.	21.2%
Motorcar Parts of America, Inc.	18.2%
Standard Motor Products Inc.	11.5%
Genuine Parts Company	8.6%
Motorparts	**7.7%**

Profitability (CY 2017E Adjusted EBITDA to CY 2017E Revenue)	
Dorman Products, Inc.	20.9%
Motorcar Parts of America, Inc.	20.1%
Standard Motor Products Inc.	11.2%
Motorparts	**9.2%**
Genuine Parts Company	8.8%

Profitability (LTM Free Cash Flow Conversion)	
Motorcar Parts of America, Inc.	90.6%
Genuine Parts Company	90.2%
Dorman Products, Inc.	88.0%
Standard Motor Products Inc.	84.2%
Motorparts	**56.7%**

Profitability (LTM Adjusted FCF to LTM Revenue)	
Dorman Products, Inc.	18.3%
Motorcar Parts of America, Inc.	12.3%
Standard Motor Products Inc.	9.6%
Genuine Parts Company	7.4%
Motorparts	**4.3%**

Profitability (CY 2016E Adjusted FCF to CY 2016E Revenue)	
Dorman Products, Inc.	18.7%
Motorcar Parts of America, Inc.	17.1%
Standard Motor Products Inc.	10.1%
Genuine Parts Company	7.7%
Motorparts	**3.5%**

Profitability (CY 2017E Adjusted FCF to CY 2017E Revenue)	
Motorcar Parts of America, Inc.	19.0%
Dorman Products, Inc.	18.4%
Genuine Parts Company	7.9%
Motorparts	**5.3%**
Standard Motor Products Inc.	NA

Profitability (3-Year Average Free Cash Flow Conversion)	
Motorcar Parts of America, Inc.	91.5%
Genuine Parts Company	90.7%
Standard Motor Products Inc.	86.3%
Dorman Products, Inc.	83.2%
Motorparts	**43.3%**

Note: No company used for comparative purposes is identical to Motorparts. Show n for informational purposes.
Note: Historical financials show n above do not reflect pro forma adjustments for Affinia and Honeyw ell acquisitions completed in May 2014 and July 2014, respectively. Per Company management, 2014 revenue and EBITDA w ould need to be adjusted by $65 million and $7 million, respectively, to reflect pro forma full-year impact of Affinia acquisition, and 2014 revenue and EBITDA w ould need to be adjusted by $238 million and ($7) million, respectively, to reflect pro forma full-year impact of Honeyw ell acquisition. Per Company management, Affinia w as expected to contribute annual revenue of $200 million and EBITDA of $20 million. Per Company management, at the time of the acquisition, Honeyw ell had annual revenue of $450 million w ith break-even EBITDA; how ever, Honeyw ell w as expected to be fully blended w ithin the Braking business and ultimately reach ~10% EBITDA margins (before corporate allocations).
1. Based on public trading prices of common stock.
2. Piston's projected tax rate is 20.0%.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization, adjusted for certain non-recurring items.
Adjusted EBITDAP refers to Earnings Before Interest, Taxes, Depreciation, Amortization and Pension (and OPEB) Expense, adjusted for certain non-recurring items.
Adjusted FCF refers to Adjusted Free Cash Flow , w hich is represented as Adjusted EBITDA less Capital Expenditures.
E refers to Estimated.
LTM refers to the most recently completed 12-month period for w hich financial information has been made public.
CY refers to calendar year.
NA refers to Not Available.
Source: Public filings, Capital IQ, Bloomberg, Company management.

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW

HOULIHAN LOKEY | 35

Page

1. Executive Summary 3

2. Preliminary Financial Analyses 11

3. Selected Public Market Observations 21

4. Appendix 26 Cost of Capital Considerations 27 Selected Companies—Operating Statistics 33 Company Financial Performance Observations 37 Implied Premiums Paid Observations 40 Illustrative Preliminary Financial Analyses (EBITDA) 43

5. Disclaimer 56

Company Historical Budget vs. Actual Performance

The tables below illustrate the financial performance of the Company relative to the budget prepared by the Company’s management in each of the last two fiscal years.

In order to facilitate a “true” comparison to the budget, the actual performance figures below exclude the impact of acquisitions announced in the same year (i.e., 2014 budget and actual performance exclude impact of Honeywell and Affinia in the case of Motorparts, and 2015 budget and actual performance exclude the impact of TRW/Valvetrain in the case of Powertrain).

2014 2015

(dollars in millions) Actual Budget Variance Actual Budget Variance

Powertrain

Revenue 4,430 4,333 2.2% 4,033 4,552 -11.4% EBITDA 431 438 -1.6% 374 476 -21.4% EBITDA Margin 9.7% 10.1% -0.4% 9.3% 10.5% -1.2%

Motorparts

Revenue 2,860 2,935 -2.6% 3,253 3,556 -8.5% EBITDA 188 230 -18.3% 216 280 -22.9% EBITDA Margin 6.6% 7.8% -1.3% 6.6% 7.9% -1.2%

Note: 2014 figures for Motorparts exclude impact of Affinia and Honeywell acquisitions. 2015 figures for Powertrain exclude impact of TRW Valvetrain acquisition. Source: Company management.

CONFIDENTIAL—PRELIMINARY DRAFT—SUBJECT TO FURTHER REVIEW 37

Historical and Projected Restructuring Activity

The table below shows historical and projected restructuring payments by segment, as well as consolidated restructuring expense.

(dollars in millions) 2008A- 2016E-2015A 2020E

2008A 2009A 2010A 2011A 2012A 2013A 2014A 2015A 2016E 2017E 2018E 2019E 2020E Avg. Avg. Restructuring

Powertrain Restructuring Payments $27 $17 $7 $13 $27 $35 $39 $2 $6 $10 $15 $21 $14 Motorparts Restructuring Payments $8 $3 $6 $10 $25 $24 $42 $51 $15 $15 $10 $13 $27 Consolidated Restructuring Payments $40 $94 $36 $21 $15 $23 $52 $59 $81 $53 $21 $25 $25 $43 $41

Consolidated Restructuring Expense $132 $32 $8 $5 $26 $21 $86 $89 $35 $36 $15 $18 $25 $50 $26

Source: Public filings, Company management.

CONFIDENTIAL—PRELIMINARY DRAFT—SUBJECT TO FURTHER REVIEW 38

Page

1. Executive Summary 3

2. Preliminary Financial Analyses 11

3. Selected Public Market Observations 21

4. Appendix 26 Cost of Capital Considerations 27 Selected Companies—Operating Statistics 33 Company Financial Performance Observations 37 Implied Premiums Paid Observations 40 Illustrative Preliminary Financial Analyses (EBITDA) 43

5. Disclaimer 56

Implied Premiums to Unaffected Stock Price

Implied Premiums to Unaffected Stock Price

Implied Premium over Illustrative Stock Price Revised IEP

Trading Period Closing Proposal Illustrative Stock Price

Prior to 2/29/2016 Stock Price $8.00 $7.00 $7.50 $8.50 $9.00 $9.50 $10.00

1-Day $4.98 60.6% 40.6% 50.6% 70.7% 80.7% 90.8% 100.8%

5-Day Average $4.46 79.5% 57.1% 68.3% 90.8% 102.0% 113.2% 124.4%

10-Day Average $4.35 84.0% 61.0% 72.5% 95.5% 107.0% 118.5% 130.0%

1-Month Average $4.30 85.9% 62.7% 74.3% 97.5% 109.1% 120.8% 132.4%

3-Month Average $5.60 42.8% 24.9% 33.8% 51.7% 60.6% 69.5% 78.5%

6-Month Average $6.80 17.6% 2.9% 10.2% 24.9% 32.3% 39.6% 47.0%

1-Year Average $9.37 (14.6%) (25.3%) (20.0%) (9.3%) (4.0%) 1.4% 6.7%

52-Week High—4/6/2015 $13.91 (42.5%) (49.7%) (46.1%) (38.9%) (35.3%) (31.7%) (28.1%)

52-Week Low—2/11/2016 $3.90 105.1% 79.5% 92.3% 117.9% 130.8% 143.6% 156.4%

Source: Capital IQ.

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Implied Premiums Paid Observations

Announced	Effective	Target	Acquiror	Implied Premiums Paid[1] 1-Day[2]	5-Day[2]	1-Month
10/15/2015	01/21/2016	Montupet SA	Linamar Corp.	15.7%	29.2%	7.9%
07/14/2015	12/02/2015	Miba Aktiengesellschaft	Mitterbauer Beteiligungs AG	22.5%	22.8%	20.2%
07/13/2015	11/10/2015	Remy International, Inc.	BorgWarner Inc.	43.7%	39.9%	34.2%
07/10/2014	05/15/2015	ZF TRW Automotive Holdings Corp.	ZF Friedrichshafen AG	15.5%	16.0%	23.1%
06/23/2014	09/19/2014	Letrika d.d.	MAHLE Holding Austria GmbH	24.0%	22.2%	29.3%
			Low	15.5%	16.0%	7.9%
			High	43.7%	39.9%	34.2%
			Median	22.5%	22.8%	23.1%
			Mean	24.3%	26.0%	22.9%
02/29/2016	Pending	Piston	IEP	60.6%	80.2%	67.7%

Mergerstat Control Premium Study

	Q1 2016 Domestic Transactions	4/1/15-3/31/16 Domestic and International Transactions	CY 2015 Transportation Equipment Transactions
Low	(87.5%)	(99.9%)	5.8%
High	254.2%	510.5%	43.7%
Median[3]	29.5%	30.4%	30.2%
Mean[3]	41.2%	44.7%	27.9%

Average One-Day Prior Acquisition Premiums



35%
33%
30%
31%
31%
36%
35%
2011
2012
2013
2014
2015
Q1 '16
Q2 '16

Average Four-Week Prior Acquisition Premiums



36%
38%
35%
35%
34%
35%
38%
2011
2012
2013
2014
2015
Q1 '16
Q2 '16

Note: No target shown for comparative purposes is identical to Powertrain, Motorparts or the Company. No transaction shown for comparative purposes is identical to a transaction involving the Company.
List of transactions shown above consists of a subset of transactions shown in illustrative selected transactions in the appendix as it only includes information for targets that were publicly traded prior to acquisition.
Implied premiums shown for IEP / Piston reflect Revised IEP Proposal of $8.00 per share.
1. Based on closing stock price data.
2. Indicates number of trading day(s) prior to announcement of transaction.
3. Excludes negative premiums.
CY refers to Calendar Year.
NA refers to Not Available.
Source: Capital IQ, Thomson Reuters, Mergerstat.

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Page

1. Executive Summary 3

2. Preliminary Financial Analyses 11

3. Selected Public Market Observations 21

4. Appendix 26 Cost of Capital Considerations 27 Selected Companies—Operating Statistics 33 Company Financial Performance Observations 37 Implied Premiums Paid Observations 40 Illustrative Preliminary Financial Analyses (EBITDA) 43

5. Disclaimer 56

Illustrative Preliminary Financial Analyses Summary (Not Pension-Adjusted, Except as Noted[1]) – Informational

- Analyses shown below and on the following pages are for illustrative purposes only.



Implied Equity Value Per Share
$15.00
$13.00
$11.00
$9.00
$7.00
$5.00
$3.00
Illustrative Pension-Adjusted / Hybrid Approach
$11.75
$7.80
$11.78
$7.73
$13.29
$8.58
$12.14
$7.56
$12.51
$7.51
Piston Closing Stock Price Per Share on 8/12/2016: $8.81
Revised IEP Proposal: $8.00
Piston Unaffected Closing Stock Price Per Share on 2/26/2016: $4.98
Selected Companies Analysis (Sum-of-the-Parts)
Powertrain 4.75x - 5.75x LTM ended 6/30/2016 Adjusted EBITDA
Motorparts 8.25x - 9.25x LTM ended 6/30/2016 Adjusted EBITDA
Selected Companies Analysis (Sum-of-the-Parts)
Powertrain 4.50x - 5.50x CY 2016E Adjusted EBITDA
Motorparts 8.25x - 9.25x CY 2016E Adjusted EBITDA
Selected Companies Analysis (Sum-of-the-Parts)
Powertrain 4.00x - 5.00x CY 2017E Adjusted EBITDA
Motorparts 7.25x - 8.25x CY 2017E Adjusted EBITDA
Discounted Cash Flow Analysis (Consolidated)
Perpetuity Growth Rate Range: 1.75% - 2.25%
Discount Rate Range: 10.00% - 11.00%
Selected Transactions Analysis[1] (Sum-of-the-Parts)
Powertrain 6.00x - 7.00x LTM ended 6/30/2016 Adjusted EBITDAP
Motorparts 8.50x - 9.50x LTM ended 6/30/2016 Adjusted EBITDAP

Note: No particular weight was attributed to any analysis. Based on 169,040,651 outstanding basic shares and no dilutive shares as of August 12, 2016, per Piston public filings and Company management. The Company has stock appreciation rights outstanding that trigger a payment obligation in the event value exceeds ~$19 / share, per Company management.

1. Financial analyses have not been adjusted for pension with exception of illustrative selected transactions analysis, which is shown for informational purposes given insufficient information on underfunded pension (and OPEB) liabilities and EBITDAP for selected transactions. Selected multiples range shown above for illustrative purposes based on reported enterprise value to EBITDA information for selected transactions.

Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization, adjusted for certain non-recurring items.
Adjusted EBITDAP refers to Earnings Before Interest, Taxes, Depreciation, Amortization and Pension (and OPEB) Expense, adjusted for certain non-recurring items.
CY refers to Calendar Year.
LTM refers to Latest 12 Months.
Source: Piston financial projections prepared by Piston management.

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Illustrative Preliminary Financial Analyses Summary (Not Pension-Adjusted, Except as Noted) – Informational (cont.)

(shares outstanding and dollars in millions, except per share values)

	Selected Companies Analysis	Selected Companies Analysis	Selected Companies Analysis	Discounted Cash Flow Analysis	Illustrative Pension-Adjusted / Hybrid Approach Selected Transactions Analysis
	LTM ended 6/30/2016 Adjusted EBITDA	CY 2016E Adjusted EBITDA	CY 2017E Adjusted EBITDA	Perpetuity Growth	LTM ended 6/30/2016 Adjusted EBITDAP
Powertrain					
Corresponding Powertrain Base Amount	$425	$434	$497	Perpetuity	$478
Selected Multiple Range	4.75 x -- 5.75 x	4.50 x -- 5.50 x	4.00 x -- 5.00 x	Growth Rate Range:	6.00 x -- 7.00 x
Implied Powertrain Enterprise Value from Operations Reference Range	$2,020 -- $2,445	$1,954 -- $2,388	$1,989 -- $2,486	1.75% -- 2.25%	$2,869 -- $3,348
Motorparts				Discount Rate Range:	
Corresponding Motorparts Base Amount	$243	$250	$299	10.00% -- 11.00%	$252
Selected Multiple Range	8.25 x -- 9.25 x	8.25 x -- 9.25 x	7.25 x -- 8.25 x		8.50 x -- 9.50 x
Implied Motorparts Enterprise Value from Operations Reference Range	$2,007 -- $2,250	$2,061 -- $2,311	$2,170 -- $2,470		$2,144 -- $2,397
Consolidated Enterprise Value from Operations Range					
Corresponding Base Amount	$669	$684	$798		$731
Implied Consolidated Multiple Range	6.0 x -- 7.0 x	5.9 x -- 6.9 x	5.2 x -- 6.2 x		6.9 x -- 7.9 x
Consolidated Enterprise Value from Operations Reference Range[1]	$4,027 -- $4,695	$4,015 -- $4,699	$4,159 -- $4,956	$4,065 -- $4,840	$5,014 -- $5,744
Add: Cash and Cash Equivalents Attributable to the Company[2]	$273 -- $273	$273 -- $273	$273 -- $273	$273 -- $273	$273 -- $273
Add: Investments in Non-consolidated Affiliates (Cost Method)[3]	$8 -- $8	$8 -- $8	$8 -- $8	$8 -- $8	$8 -- $8
Add: Real Estate Assets Held for Sale[4]	$45 -- $45	$45 -- $45	$45 -- $45	$45 -- $45	$45 -- $45
Add: Value of NOLs and Tax Credits[5]	$79 -- $79	$79 -- $79	$79 -- $79	$0 -- $0	$79 -- $79
Implied Total Enterprise Value Reference Range	$4,432 -- $5,101	$4,421 -- $5,105	$4,565 -- $5,361	$4,392 -- $5,167	$5,419 -- $6,150
Less: Debt Attributable to the Company[6]	$3,096 -- $3,096	$3,096 -- $3,096	$3,096 -- $3,096	$3,096 -- $3,096	$3,096 -- $3,096
Less: Adjusted Underfunded Pension (and OPEB) Liability as of 6/30/2016[7]	$0 -- $0	$0 -- $0	$0 -- $0	$0 -- $0	$1,036 -- $921
Less: Net Environmental Liabilities[8]	$13 -- $13	$13 -- $13	$13 -- $13	$13 -- $13	$13 -- $13
Less: Net Asset Retirement Obligations[9]	$5 -- $5	$5 -- $5	$5 -- $5	$5 -- $5	$5 -- $5
Implied Total Equity Value Reference Range	$1,318 -- $1,987	$1,307 -- $1,991	$1,451 -- $2,247	$1,278 -- $2,053	$1,269 -- $2,115
Shares Outstanding[10]	169.0 -- 169.0	169.0 -- 169.0	169.0 -- 169.0	169.0 -- 169.0	169.0 -- 169.0
Implied Per Share Equity Value Reference Range	$7.80 -- $11.75	$7.73 -- $11.78	$8.58 -- $13.29	$7.56 -- $12.14	$7.51 -- $12.51

Source: Piston financial projections prepared by Piston management. Refer to next page for additional notes.

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HOULIHAN LOKEY | 44

Illustrative Preliminary Financial Analyses Summary (Not Pension-Adjusted, Except as Noted) – Informational (cont.) - Footnotes

1. Represents sum of implied enterprise value from operations reference ranges for Powertrain and Motorparts.
2. Reflects the Company's cash balance of $290 million (including $95 million of offshore cash subject to repatriation tax as of December 31, 2015), net of $17 million of pro rata cash attributable to non-controlling interests as of June 30, 2016, per Company management. Assumes no cash from non-consolidated JVs attributable to the Company, per Company management.
3. Represents book value of investments in non-consolidated affiliates accounted for using cost method as of December 31, 2015 (no information available as of June 30, 2016), for which earnings are not captured in the Company's adjusted EBITDA (given insufficient available information), per Company management. Does not include book value of investments in non-consolidated affiliates accounted for using equity method of approximately $258 million (as of June 30, 2016), for which earnings are captured in the Company's adjusted EBITDA, per Company management.
4. Represents estimated value of non-core real estate assets held or available for sale, net of associated sales costs, environmental liabilities and asset retirement obligations, per the Company's real estate brokers and Company management.
5. Based on $79 million of $1,059 million of asset value of Company NOLs and tax credits not offset by valuation allowance as of June 30, 2016, per Company management. NOLs and tax credits are incorporated in discounted cash flow analysis through assumed 20.0% tax rate, per Company management. The Company also has a Tax Allocation Agreement ("TAA") with American Entertainment Properties Corp. ("AEP") pursuant to which the Company has contractual rights to 20% of economics of savings generated by AEP's NOL usage. However, per Company management, no NOLs have been used by AEP since inception of the TAA in July 2013 and Company management is unaware of AEP plans to utilize of NOLs going forward.
6. Reflects total debt outstanding of $3,109 million, net of $13 million of debt attributable to non-controlling interests as of June 30, 2016, per Company management. Assumes no debt from non-consolidated JVs attributable to the Company, per Company management.
7. Range reflects discount of 10% to 20% relative to the Company's underfunded pension and post-retirement liabilities of $1,151 million as of June 30, 2016 based on, among other considerations, the following factors, per Company management: (i) approximately 90% of the Company's obligations reside in the U.S. and Germany, (ii) the Company is not a taxpayer in the U.S. and is not projected to generate income in the U.S. and (iii) the Company pays corporate taxes in Germany based on a corporate rate of 30%.
8. Reflects estimated cost of remediating hazardous substances at third-party sites pursuant to certain national, state and provincial environmental laws and is based on accruals per the Company's Form 10-Q as of June 30, 2016 and Company management; does not include $44 million of "reasonably possible" exposure based on ongoing assessments, per Company management; figure net of environmental liabilities associated with real estate assets held for sale.
9. Reflects estimated remediation costs associated with removing hazardous building materials from the Company's facilities, per Company management; figure net of asset retirement obligations associated with real estate assets held for sale.
10. Based on 169,040,651 outstanding basic shares and no dilutive shares as of August 12, 2016, per Piston public filings and Company management. The Company has stock appreciation rights outstanding that trigger a payment obligation in the event value exceeds ~$19 / share, per Company management.

Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization, adjusted for certain non-recurring items.
Adjusted EBITDAP refers to Earnings Before Interest, Taxes, Depreciation, Amortization and Pension (and OPEB) Expense, adjusted for certain non-recurring items.
E refers to Estimated.
CY refers to Calendar Year.
LTM refers to Latest 12 Months.
Source: Piston financial projections prepared by Piston management.

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Illustrative Preliminary Selected Companies Analysis (EBITDA) – Informational

(dollars in millions, except per share values)

Selected Company	Closing Stock Price[2]	Equity Market Value[2,3]	Enterprise Value[2,3]	Enterprise Value[1] to Adjusted EBITDA LTM	CY 2016E[4]	CY 2017E[4]
Powertrain						
BorgWarner Inc.	$33.81	$7,275.7	$9,489.9	6.4x	6.3x	6.0x
Carraro SpA	$1.37	$59.4	$283.0	6.0x	NA	NA
Cummins Inc.	$126.73	$21,397.2	$22,322.2	8.1x	9.0x	9.2x
Dana Incorporated	$13.83	$1,993.4	$2,847.4	5.1x	4.4x	4.3x
DENSO Corporation	$40.14	$31,819.9	$30,015.1	5.1x	5.4x	5.2x
ElringKlinger AG	$18.42	$1,166.8	$1,798.7	7.2x	6.9x	6.1x
Linamar Corp.	$42.89	$2,819.7	$3,858.7	5.0x	4.7x	4.5x
Metaldyne Performance Group Inc.	$15.93	$1,104.8	$2,803.7	5.8x	5.5x	5.2x
Modine Manufacturing Company	$10.12	$486.6	$600.5	5.2x	5.0x	4.4x
Schaeffler AG	$15.69	$10,452.5	$15,999.9	6.0x	5.9x	5.6x
Low				5.0x	4.4x	4.3x
High				8.1x	9.0x	9.2x
Median				5.9x	5.5x	5.2x
Mean				6.0x	5.9x	5.6x
Motorparts						
Dorman Products, Inc.	$61.72	$2,142.1	$2,054.2	11.9x	11.3x	10.6x
Genuine Parts Company	$101.50	$15,194.7	$15,748.7	12.6x	11.8x	11.1x
Motorcar Parts of America, Inc.	$29.78	$582.8	$604.4	12.1x	8.0x	6.4x
Standard Motor Products Inc.	$42.78	$985.2	$1,073.0	9.4x	8.9x	8.7x
Low				9.4x	8.0x	6.4x
High				12.6x	11.8x	11.1x
Median				12.0x	10.1x	9.6x
Mean				11.5x	10.0x	9.2x

Note: No company used for comparative purposes is identical to Powertrain, Motorparts or the Company.
1. Enterprise Value equals equity market value + minority interest + debt outstanding + preferred stock – cash and cash equivalents.
2. Based on closing prices as of August 12, 2016.
3. Based on reported fully-diluted shares.
4. Multiples based on forward-looking financial information for DENSO Corporation, Motorcar Parts of America, Inc. and Modine Manufacturing Company have been calendarized to the Company's fiscal year-end of December 31. All other companies shown have December 31 fiscal year-ends.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization, adjusted for certain non-recurring items.
CY refers to Calendar Year.
E refers to Estimated.
LTM refers to Latest 12 Months.
NA refers to Not Available.
Source: Bloomberg, Capital IQ, public filings.

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Illustrative Preliminary Consolidated Discounted Cash Flow Analysis (Not Pension-Adjusted) – Informational

Perpetuity Growth Rate

(dollars in millions)

	Fiscal Year Ending December 31,					Terminal Value
	2016E[1]	2017E	2018E	2019E	2020E	Assumptions[4]
Revenue	$3,681	$7,914	$8,297	$8,593	$8,973	$8,973
Revenue Growth %	*1.1%*	*5.5%*	*4.8%*	*3.6%*	*4.4%*	--
Less: Cost of Goods Sold	3,087	6,596	6,866	7,131	7,434	7,434
Less: Selling, General and Administrative Expenses	414	866	886	901	913	918
Less: Restructuring Expense	14	36	15	18	25	15
Less: Other Operating Expense	41	65	72	73	72	72
Add: Depreciation & Amortization Expense	193	384	404	426	425	430
Add: Earnings in Non-consolidated JVs Attributable to Piston	24	60	67	68	70	70
Less: EBITDA in Consolidated JVs Attributable to Minority Interests	11	26	29	32	34	34
Add: Pension (and OPEB) Expense	37	71	71	65	61	61
EBITDAP	$368	$840	$971	$997	$1,052	$1,061
Less: Pension (and OPEB) Contributions	54	112	104	97	98	61
Less: Depreciation and Amortization Expense	193	384	404	426	425	430
EBITP less Pension (and OPEB) Contributions	$120	$344	$463	$474	$529	$570
Less: Taxes[2]	24	69	93	95	106	114
Unlevered Earnings	$96	$275	$371	$380	$423	$456
Add: Depreciation and Amortization Expense	193	384	404	426	425	430
Add: Non-cash Restructuring Expense	14	36	15	18	25	15
Less: Restructuring Payments	57	53	21	25	25	15
Less: Capital Expenditures	239	419	409	430	430	430
Less: Change in Net Working Capital	(63)	17	34	7	60	32
Add: Cash Flow from Non-consolidated JVs[3]	(24)	(14)	(17)	(18)	(19)	0
Unlevered Free Cash Flows	$46	$192	$308	$343	$339	$424

	Implied 2020E Adjusted EBITDA Terminal Multiple[5]		
Discount Rate	1.75%	2.00%	2.25%
10.00%	5.2x	5.4x	5.6x
10.50%	4.9x	5.1x	5.3x
11.00%	4.7x	4.8x	5.0x

	PV of Terminal Value as a % of Enterprise Value		
Discount Rate	1.75%	2.00%	2.25%
10.00%	78.8%	79.3%	79.9%
10.50%	77.6%	78.2%	78.7%
11.00%	76.5%	77.1%	77.6%

	PV of Cash Flows 2016E - 2020E		PV of Terminal Value Based on Perpetual Growth Rate for 2020E Unlevered Free Cash Flow				Implied Enterprise Value		
Discount Rate			1.75%	2.00%	2.25%		1.75%	2.00%	2.25%
10.00%	$974		$3,614	$3,736	$3,866		$4,588	$4,710	$4,840
10.50%	$964	+	$3,348	$3,455	$3,568	=	$4,312	$4,418	$4,532
11.00%	$953		$3,112	$3,206	$3,306		$4,065	$4,160	$4,259

Note: Present values as of August 12, 2016; mid-year convention applied. Refer to WACC calculation in Appendix for derivation of discount rate. Implied Enterprise Value reference ranges may be overstated as pension contributions are likely to remain closer to existing levels than pension expense levels immediately following the projection period.

1. Represents 6.0-month stub period. Calculated as FY 2016 estimated figures, per Company management, less 1H 2016 actual figures, per Company public filings.
2. Tax at 20.0%, per Company management.
3. Represents difference between earnings in non-consolidated JVs and dividends received from non-consolidated JVs.
4. Terminal value assumptions include: (i) depreciation and amortization expense equal to capital expenditures, (ii) normalized working capital levels for Powertrain and Motorparts based on approximately 20% of change in revenue, per Company management, (iii) non-consolidated JV earnings equal to dividends, per Company management, (iv) normalized restructuring expense at $15 million, per Company management, and (v) pension (and OPEB) contributions equal to pension (and OPEB) expense.
5. Implied from corresponding discount rate and perpetual growth rate applied to 2020E unlevered free cash flow. Shown for informational purposes.

EBITDAP refers to Earnings Before Interest, Taxes, Depreciation, Amortization and Pension (and OPEB) Expense.

EBITP refers to Earnings Before Interest, Taxes and Pension (and OPEB) Expense.

Sources: Piston management, including projections prepared by Piston management.

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Illustrative Preliminary Selected Transactions Analysis – Informational

(dollars in millions)

Announced	Effective	Target	Acquiror	Transaction Value[1]	Transaction Value / LTM Adjusted EBITDA	LTM EBITDA Margin %
Powertrain						
10/15/2015	01/21/2016	Montupet SA	Linamar Corp.	$954.8	9.1x	18.7%
08/10/2015	10/27/2015	Stackpole International Inc.	Johnson Electric Holdings Limited	$663.8	10.6x	16.8%
07/31/2015	10/16/2015	Motovario S.p.A.	TECO Electric & Machinery Co. Ltd.	$204.6	9.8x	16.8%
07/14/2015	12/02/2015	Miba Aktiengesellschaft	Mitterbauer Beteiligungs AG	$765.7	5.0x	19.0%
07/13/2015	11/10/2015	Remy International, Inc.	BorgWarner Inc.	$1,185.1	9.0x	11.8%
02/19/2015	07/01/2015	Delphi Automotive PLC, Thermal Business	MAHLE Industrial Thermal Systems GmbH & Co. KG	$727.0	9.5x	4.9%
07/10/2014	05/15/2015	ZF TRW Automotive Holdings Corp.	ZF Friedrichshafen AG	$13,029.9	7.0x	10.9%
06/23/2014	09/19/2014	Letrika d.d.	MAHLE Holding Austria GmbH	$214.3	7.0x	9.1%
10/11/2013	10/11/2013	Stackpole International Inc.	CITIC Capital Partners; Crestview Partners L.P.	$512.0	5.4x [2]	NA
			Low	$204.6	5.0x	4.9%
			High	$13,029.9	10.6x	19.0%
			Median	$727.0	9.0x	14.3%
			Mean	$2,028.6	8.0x	13.5%
Motorparts						
08/03/2015	08/03/2015	The Carlstar Group LLC, Belts Business	The Timken Company	$220.0	10.0x	15.7%
08/15/2014	08/15/2014	Schrader International, Inc.	Sensata Technologies B.V.	$1,004.7	12.6x	16.2%
04/28/2014	05/01/2014	Stanadyne Corporation, Filtration business	CLARCOR Inc.	$325.0	8.2x	36.6%
04/04/2014	04/04/2014	Pinafore Holdings B.V. / Gates	The Blackstone Group	$7,070.7	12.4x	19.3%
02/10/2014	02/10/2014	Veyance Technologies, Inc.	ContiTech AG	$1,900.0	7.3x	13.2%
07/18/2013	09/27/2013	Johnson Controls Inc., HomeLink Product Line	Gentex Corp.	$700.0	9.2x	51.9%
04/23/2013	04/23/2013	Sator Holding B.V.	LKQ Corp.	$272.8	8.8x	8.4%
			Low	$220.0	7.3x	8.4%
			High	$7,070.7	12.6x	51.9%
			Median	$700.0	9.2x	16.2%
			Mean	$1,641.9	9.8x	23.0%

Note: No target shown for comparative purposes is identical to Powertrain, Motorparts or the Company. No transaction shown for comparative purposes is identical to a transaction involving the Company.
Note: No data available relating to pension obligations or EBITDAP.
1. Transaction Value refers to implied enterprise value of target company based on announced transaction equity price and other public information available at time of announcement.
2. Per Amherst Partners "Summary of Automotive M&A and Capital Markets Activity" report dated Q4 2013.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization, adjusted for certain non-recurring items.
LTM refers to most recently completed 12-month period for which financial information has been made public.
NA refers to Not Available.
Source: Capital IQ, public filings.

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Illustrative Weighted Average Cost of Capital Calculation Summary (Not Pension-Adjusted) – Informational

Powertrain

Computed Weighted Average Cost of Capital 10.2%

Motorparts

Computed Weighted Average Cost of Capital 10.8%

Weighted Average Cost of Capital 10.5%

Selected Weighted Average Cost of Capital Range 10.00% — 11.00%

Source: Refer to the four following pages for details.

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Illustrative Weighted Average Cost of Capital Calculation – Powertrain (Not Pension-Adjusted) – Informational

(dollars in millions)

Selected Company	Debt[1]	Preferred Stock[2]	Equity Market Value[3]	Total Capitalization[4]	Debt to Equity Market Value	Debt to Total Capitalization	Preferred Stock to Equity Market Value	Preferred Stock to Total Capitalization	Equity Market Value to Total Capitalization
BorgWarner Inc.	2,634.8	0.0	7,275.7	9,910.5	36.2%	26.6%	0.0%	0.0%	73.4%
Carraro SpA	312.8	0.0	59.4	372.2	526.9%	84.0%	0.0%	0.0%	16.0%
Cummins Inc.	1,871.0	0.0	21,397.2	23,268.2	8.7%	8.0%	0.0%	0.0%	92.0%
Dana Incorporated	1,668.0	0.0	1,993.4	3,661.4	83.7%	45.6%	0.0%	0.0%	54.4%
DENSO Corporation	3,032.0	0.0	31,819.9	34,851.9	9.5%	8.7%	0.0%	0.0%	91.3%
ElringKlinger AG	676.8	0.0	1,166.8	1,843.6	58.0%	36.7%	0.0%	0.0%	63.3%
Linamar Corp.	1,359.8	0.0	2,819.7	4,179.4	48.2%	32.5%	0.0%	0.0%	67.5%
Metaldyne Performance Group Inc.	1,864.2	0.0	1,104.8	2,969.0	168.7%	62.8%	0.0%	0.0%	37.2%
Modine Manufacturing Company	171.3	0.0	486.6	657.9	35.2%	26.0%	0.0%	0.0%	74.0%
Schaeffler AG	6,087.3	0.0	10,452.5	16,539.8	58.2%	36.8%	0.0%	0.0%	63.2%
Median	$1,766.1	$0.0	$2,406.5	$3,920.4	53.1%	34.6%	0.0%	0.0%	65.4%
Mean	$1,967.8	$0.0	$7,857.6	$9,825.4	103.3%	36.8%	0.0%	0.0%	63.2%

Selected Company	Levered Beta[5]	Unlevered Beta[6]	Equity Risk Premium[7]	Size Premium[8]	Cost of Equity[9]	Cost of Debt[10]	Cost of Preferred Stock[11]	WACC[12]
BorgWarner Inc.	1.57	1.21	6.50%	0.86%	12.9%	3.6%	NA	10.2%
Carraro SpA	0.92	0.18	6.50%	5.60%	13.4%	4.3%	NA	5.0%
Cummins Inc.	1.49	1.40	6.50%	0.57%	12.1%	3.9%	NA	11.4%
Dana Incorporated	1.88	1.13	6.50%	1.63%	15.7%	5.8%	NA	10.7%
DENSO Corporation	1.22	1.13	6.50%	-0.36%	9.4%	1.0%	NA	8.7%
ElringKlinger AG	1.18	0.81	6.50%	1.62%	11.1%	2.1%	NA	7.7%
Linamar Corp.	1.24	0.90	6.50%	1.49%	11.4%	5.1%	NA	9.0%
Metaldyne Performance Group Inc.	1.16 *	0.49 *	6.50%	1.62%	11.0%	2.5%	NA	5.4%
Modine Manufacturing Company	1.75	1.37	6.50%	2.04%	15.3%	6.8%	NA	12.7%
Schaeffler AG	1.17 *	0.80 *	6.50%	0.57%	10.0%	3.9%	NA	7.5%
Median	1.37	1.13			11.8%	3.9%	NA	8.8%
Mean	1.41	1.01			12.2%	3.9%	NA	8.8%

Note: No company used for comparative purposes is identical to Powertrain, Motorparts or the Company.
1. Debt amount based on most recent public filing as of August 12, 2016.
2. Preferred stock amount as stated in most recent public filing as of August 12, 2016.
3. Equity market value based on closing price on August 12, 2016 and on reported fully-diluted shares as stated in most recent public filing as of August 12, 2016.
4. Total capitalization equal to equity market value + debt outstanding + preferred stock.
5. Based on actual five-year weekly beta per Bloomberg, as of August 12, 2016.
6. Unlevered Beta = Levered Beta / (1 + ((1 – Tax Rate) * (Debt to Equity Market Value)) + (Preferred Stock to Equity Market Value)).
7. Based on review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.
8. 2016 Duff & Phelps Valuation Handbook ("Handbook").
9. Cost of Equity = Risk-Free Rate of Return + (Levered Beta * Equity Risk Premium) + Size Premium. Risk-Free Rate of Return as of August 12, 2016, based on 20-year U.S. Treasury Bond Yield.
10. Based on selected company weighted average interest rate per most recent public filings as of August 12, 2016.
11. Based on selected company weighted average preferred dividend per most recent public filings as of August 12, 2016.
12. Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1 – Tax Rate) * Debt to Total Capitalization) + (Cost of Equity * Equity Market Value to Total Capitalization) + (Cost of Preferred * Preferred Stock to Total Capitalization).
See next page for tax rate assumption.
NA refers to Not Available.
*Not reflected in median and mean data given insufficient trading history.
Sources: Capital IQ and Bloomberg.

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HOULIHAN LOKEY | 50

Illustrative Weighted Average Cost of Capital Calculation – Powertrain (Not Pension-Adjusted) – Informational (cont.)

Market Assumptions	
Risk-Free Rate of Return[1]	1.85%
Equity Risk Premium[2]	6.50%
Size Premium[3]	1.63%
Tax Rate[4]	20.00%

Capital Structure Assumptions	
Debt to Total Capitalization[5]	34.6%
Preferred Stock to Total Capitalization[5]	0.0%
Equity Market Value to Total Capitalization[5]	65.4%
Debt to Equity Market Value	53.0%
Preferred Stock to Equity Market Value	0.0%
Cost of Debt[5]	3.9%
Cost of Preferred Stock[5]	NA

Cost of Equity for Computed WACC	
Selected Unlevered Beta[6]	1.13
Computed Levered Beta[7]	1.61
Cost of Equity[8]	13.9%

Computed Weighted Average Cost of Capital[9]	**10.2%**

1. Risk-Free Rate of Return as of August 12, 2016, based on 20-year U.S. Treasury Bond Yield.
2. Based on review of studies measuring historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.
3. Handbook.
4. Per Company management.
5. Based on review of corresponding metrics of selected companies listed on previous page.
6. Based on review of selected companies' unlevered betas listed on previous page.
7. Computed Levered Beta = Selected Unlevered Beta * (1 + ((Debt to Equity Market Value) * (1 – Tax Rate)) + (Preferred Stock to Equity Market Value)). Based on Market and Capital Structure Assumptions.
8. Cost of Equity = Risk-Free Rate of Return + (Computed Levered Beta * Equity Risk Premium) + Size Premium. Based on Market Assumptions.
9. Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1 – Tax Rate) * Debt to Total Capitalization) + (Cost of Equity * Equity Market Value to Total Capitalization) + (Cost of Preferred Stock * Preferred Stock to Total Capitalization). Based on "Cost of Equity for Computed WACC" and Market and Capital Structure Assumptions.

NA refers to Not Available.

Source: Capital IQ and Bloomberg.

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HOULIHAN LOKEY | 51

Illustrative Weighted Average Cost of Capital Calculation – Motorparts (Not Pension-Adjusted) – Informational

(dollars in millions)

Selected Company	Debt[1]	Preferred Stock[2]	Equity Market Value[3]	Total Capitalization[4]	Debt to Equity Market Value	Debt to Total Capitalization	Preferred Stock to Equity Market Value	Preferred Stock to Total Capitalization	Equity Market Value to Total Capitalization
Dorman Products, Inc.	$0.0	$0.0	$2,142.1	$2,142.1	0.0%	0.0%	0.0%	0.0%	100.0%
Genuine Parts Company	775.0	0.0	15,194.7	15,969.7	5.1%	4.9%	0.0%	0.0%	95.1%
Motorcar Parts of America, Inc.	43.3	0.0	582.8	626.1	7.4%	6.9%	0.0%	0.0%	93.1%
Standard Motor Products Inc.	100.2	0.0	985.2	1,085.4	10.2%	9.2%	0.0%	0.0%	90.8%
Median	$71.7	$0.0	$1,563.6	$1,613.7	6.3%	5.9%	0.0%	0.0%	94.1%
Mean	$229.6	$0.0	$4,726.2	$4,955.8	5.7%	5.2%	0.0%	0.0%	94.8%

Selected Company	Levered Beta[5]	Unlevered Beta[6]	Equity Risk Premium[7]	Size Premium[8]	Cost of Equity[9]	Cost of Debt[10]	Cost of Preferred Stock[11]	WACC[12]
Dorman Products, Inc.	1.21	1.21	6.50%	1.49%	11.2%	NA *	NA	11.2%
Genuine Parts Company	1.02	0.98	6.50%	0.57%	9.0%	2.8%	NA	8.7%
Motorcar Parts of America, Inc.	1.16	1.10	6.50%	2.04%	11.4%	3.1%	NA	10.8%
Standard Motor Products Inc.	1.45	1.34	6.50%	1.62%	12.9%	2.3%	NA	11.9%
Median	1.19	1.15			11.3%	2.8%	NA	11.0%
Mean	1.21	1.16			11.2%	2.7%	NA	10.7%

Note: No company used for comparative purposes is identical to Powertrain, Motorparts or the Company.
1. Debt amount based on most recent public filing as of August 12, 2016.
2. Preferred stock amount as stated in most recent public filing as of August 12, 2016.
3. Equity market value based on closing price on August 12, 2016 and on reported fully-diluted shares as stated in most recent public filing as of August 12, 2016.
4. Total capitalization equal to equity market value + debt outstanding + preferred stock.
5. Based on actual five-year weekly beta per Bloomberg, as of August 12, 2016.
6. Unlevered Beta = Levered Beta / (1 + ((1 – Tax Rate) * (Debt to Equity Market Value)) + (Preferred Stock to Equity Market Value)).
7. Based on review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.
8. 2016 Duff & Phelps Valuation Handbook ("Handbook").
9. Cost of Equity = Risk-Free Rate of Return + (Levered Beta * Equity Risk Premium) + Size Premium. Risk-Free Rate of Return as of August 12, 2016, based on 20-year U.S. Treasury Bond Yield.
10. Based on selected company weighted average interest rate per most recent public filings as of August 12, 2016.
11. Based on selected company weighted average preferred dividend per most recent public filings as of August 12, 2016.
12. Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1 – Tax Rate) * Debt to Total Capitalization) + (Cost of Equity * Equity Market Value to Total Capitalization) + (Cost of Preferred * Preferred Stock to Total Capitalization).
See next page for tax rate assumption.
NA refers to Not Available.
*Not reflected in median and mean data given insufficient trading history.
Sources: Capital IQ and Bloomberg.

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HOULIHAN LOKEY | 52

Illustrative Weighted Average Cost of Capital Calculation – Motorparts (Not Pension-Adjusted) – Informational (cont.)

Market Assumptions	
Risk-Free Rate of Return[1]	1.85%
Equity Risk Premium[2]	6.50%
Size Premium[3]	1.63%
Tax Rate[4]	20.00%

Capital Structure Assumptions	
Debt to Total Capitalization[5]	5.9%
Preferred Stock to Total Capitalization[5]	0.0%
Equity Market Value to Total Capitalization[5]	94.1%
Debt to Equity Market Value	6.2%
Preferred Stock to Equity Market Value	0.0%
Cost of Debt[5]	2.8%
Cost of Preferred Stock[5]	NA

Cost of Equity for Computed WACC	
Selected Unlevered Beta[6]	1.15
Computed Levered Beta[7]	1.21
Cost of Equity[8]	11.4%

Computed Weighted Average Cost of Capital[9]	10.8%

1. Risk-Free Rate of Return as of August 12, 2016, based on 20-year U.S. Treasury Bond Yield.
2. Based on review of studies measuring historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.
3. Handbook.
4. Per Company management.
5. Based on review of corresponding metrics of selected companies listed on previous page.
6. Based on review of selected companies' unlevered betas listed on previous page.
7. Computed Levered Beta = Selected Unlevered Beta * (1 + ((Debt to Equity Market Value) * (1 – Tax Rate)) + (Preferred Stock to Equity Market Value)). Based on Market and Capital Structure Assumptions.
8. Cost of Equity = Risk-Free Rate of Return + (Computed Levered Beta * Equity Risk Premium) + Size Premium. Based on Market Assumptions.
9. Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1 – Tax Rate) * Debt to Total Capitalization) + (Cost of Equity * Equity Market Value to Total Capitalization) + (Cost of Preferred Stock * Preferred Stock to Total Capitalization). Based on "Cost of Equity for Computed WACC" and Market and Capital Structure Assumptions.

NA refers to Not Available.

Source: Capital IQ and Bloomberg.

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HOULIHAN LOKEY | 53

Page

1. Executive Summary 3

2. Preliminary Financial Analyses 11

3. Selected Public Market Observations 21

4. Appendix 26

5. Disclaimer 56

Disclaimer

This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the information of the Special Committee (the “Committee”) of the Board of Directors (the “Board”) of Federal-Mogul Holdings Corporation (“Piston” or the “Company”) by Houlihan Lokey in connection with the Committee’s consideration of a potential transaction (the “Transaction”) involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials.

The materials are for discussion purposes only. Houlihan Lokey expressly disclaims any and all liability which may be based on the materials and any errors therein or omissions therefrom. The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and none of the Committee, the Company or Houlihan Lokey takes any responsibility for the use of the materials by persons other than the Committee. The materials are provided on a confidential basis solely for the information of the Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without Houlihan Lokey’s express prior written consent.

Notwithstanding any other provision herein, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of any transaction and all materials of any kind (including opinions or other tax analyses, if any) that are provided to the Company relating to such tax treatment and structure. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. income or franchise tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. income or franchise tax treatment of the transaction. If the Company plans to disclose information pursuant to the first sentence of this paragraph, the Company shall inform those to whom it discloses any such information that they may not rely upon such information for any purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey is not an expert on, and nothing contained in the materials should be construed as advice with regard to, legal, accounting, regulatory, insurance, tax or other specialist matters. Houlihan Lokey’s role in reviewing any information is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Committee.

The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to Houlihan Lokey as of, the date of the materials. Although subsequent developments may affect the contents of the materials, Houlihan Lokey has not undertaken, and is under no obligation, to update, revise or reaffirm the materials, except as may be expressly contemplated by Houlihan Lokey’s engagement letter. The materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The materials do not address the underlying business decision of the Company or any other party to proceed with or effect the Transaction. The materials do not constitute any opinion, nor do the materials constitute a recommendation to the Board, the Committee, the Company, any security holder of the Company or any other party as to how to vote or act with respect to any matter relating to the Transaction or otherwise or whether to buy or sell any assets or securities of any company. Houlihan Lokey’s only opinion is the opinion, if any, that is actually delivered to the Committee. The materials may not reflect information known to other professionals in other business areas of Houlihan Lokey and its affiliates.

The preparation of the materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaption and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Furthermore, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, the analyses contained in the materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. Any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. The materials do not constitute a valuation opinion or credit rating. In preparing the materials, Houlihan Lokey has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other party and has no obligation to evaluate the solvency of the Company or any other party under any law.

All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. Houlihan Lokey has relied upon representations made by management of the Company that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and Houlihan Lokey expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Company (including, without limitation, regarding the methodologies to be utilized), and Houlihan Lokey does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose.

Houlihan Lokey has assumed and relied upon the accuracy and completeness of the financial and other information provided to, discussed with or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, Houlihan Lokey has relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or any other participant in the Transaction since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to its analyses , and that the final forms of any draft documents reviewed by Houlihan Lokey will not differ in any material respect from such draft documents.

The materials are not an offer to sell or a solicitation of an indication of interest to purchase any security, option, commodity, future, loan or currency. The materials do not constitute a commitment by Houlihan Lokey or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. In the ordinary course of business, certain of Houlihan Lokey’s affiliates and employees, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, one or more parties that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction. Houlihan Lokey provides mergers and acquisitions, restructuring and other advisory and consulting services to clients. Houlihan Lokey’s personnel may make statements or provide advice that is contrary to information contained in the materials. Houlihan Lokey’s or its affiliates’ proprietary interests may conflict with the Company’s interests. Houlihan Lokey may have advised, may seek to advise and may in the future advise one or more participants in the Transaction and/or other companies mentioned in the materials.

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